                                                                    Exhibit 10.1

                               AURORA FOODS INC.

                  FIFTH AMENDED AND RESTATED CREDIT AGREEMENT


          This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of November 1, 1999 and entered into by and among AURORA FOODS INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), THE CHASE MANHATTAN BANK, as administrative agent for Lenders (in such capacity, "Administrative Agent"), NATIONAL WESTMINSTER BANK PLC, as syndication agent (in such capacity, "Syndication Agent") and UBS AG, Stamford Branch, as documentation agent (in such capacity, "Documentation Agent").


                                R E C I T A L S
                                ---------------


          WHEREAS, Company, certain financial institutions (the "Existing Lenders"), The Chase Manhattan Bank, as administrative agent, National Westminster Bank Plc, as syndication agent, and UBS AG, Stamford Branch, as documentation agent, are parties to the Fourth Amended and Restated Credit Agreement, dated as of March 31, 1999 (the "Existing Credit Agreement"), pursuant to which the Existing Lenders provided term loan facilities in an aggregate principal amount of $325,000,000 (the "Existing Term Loan Facilities") and a revolving credit facility in an aggregate principal amount of $175,000,000 (the "Revolving Credit Facility").

          WHEREAS, Company desires that the Existing Lenders and the New Lenders (capitalized terms used in these recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof) amend and restate the Existing Credit Agreement to provide Additional Tranche B Term Loans in an aggregate principal amount of $275,000,000 which will be used to finance the Lender's Bagels Acquisition and to pay related fees and expenses.

          WHEREAS, Company desires that all of its future Subsidiaries guaranty all of the obligations of Company with respect to the credit facilities provided by Lenders.

          WHEREAS, Company desires to secure all of the Obligations and desires that all of its future Subsidiaries secure their respective obligations under the Subsidiary Guaranty, by granting to Administrative Agent, for the benefit of Agents and Lenders, (i) a first priority Lien on substantially all of their respective real and personal property and (ii) a first priority pledge of all of the capital stock of their respective direct Subsidiaries.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree to amend and restate the Existing Credit Agreement as follows:

                                  SECTION 1.
                                  DEFINITIONS

1.1  Certain Defined Terms.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

     "Acquisition" means the transactions contemplated by the Acquisition Agreement.

     "Additional Tranche B Term Loan Commitment" means the commitment of a Lender to make an Additional Tranche B Term Loan to Company pursuant to subsection 2.1A(iii), and "Additional Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate.

     "Additional Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Additional Tranche B Term Loans, that Lender's Additional Tranche B Term Loan Commitment and (ii) after the funding of the Additional Tranche B Term Loans, the outstanding principal amount of the Additional Tranche B Term Loan of that Lender.

     "Additional Tranche B Term Loans" means the Loans made by the Lenders to the Company pursuant to subsection 2.1A(iii).

     "Acquisition Agreement" means that certain Asset Purchase Agreement dated as of December 18, 1996, by and between Company and Seller, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) the London Interbank offered rate
                               --------
for deposits in U.S. Dollars for maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 11:00 A.M. (London time) on such Interest Rate Determination Date as set forth on Telerate Page 3750 by (ii) a percentage equal to 100% minus the stated maximum
                                                      -----
rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Adjustment Date" means the first Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsection 6.1(ii) or 6.1(iii), as the case may be, for the most recently completed fiscal period and (ii) the certificate required to be delivered pursuant to subsection 6.1(iv) with respect to such fiscal period.

     "Administrative Agent" means Chase, in its capacity as Administrative Agent, and any successor to Chase in such capacity appointed pursuant to subsection 9.5A.

     "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

     "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agent" means, individually, each of Administrative Agent, the Syndication Agent and the Documentation Agent, and "Agents" means Administrative Agent, the Syndication Agent and the Documentation Agent, collectively.

     "Aggregate Amounts Due" has the meaning assigned to that term in subsection 10.5.

     "Agreement" means this Fifth Amended and Restated Credit Agreement dated as of November 1, 1999, as it may be amended, restated, supplemented or otherwise modified from time to time.

     "Applicable Margin" means the Applicable Margin set forth on Annex A hereto
                                                                  -------
opposite the level for which the ratio of Consolidated Total Debt to Consolidated EBITDA so determined satisfies the corresponding criteria set forth under the heading "Ratio of Consolidated Total Debt to Consolidated EBITDA", which Applicable Margin shall be adjusted on each Adjustment Date; provided that
                                                                   --------
in the event that the financial statements required to be delivered pursuant to subsection 6.1(ii) and (iii), as applicable, and the related certificate required pursuant to subsection 6.1(iv), are not delivered when due, then if such financial statements are not delivered prior to the date upon which the resultant Potential Event of Default shall become an Event of Default, then, effective upon such Potential Event of Default becoming an Event of Default, during the period from the date upon which such financial statements were required to be delivered until one Business Day following the date upon which they actually are delivered, the Applicable Margin (x) with respect to Revolving Loan and Tranche A Term Loans shall be 1.50% if such Loans are Base Rate Loans and 2.50% if such Loans are Eurodollar Rate Loans, (y) with respect to Tranche B Term Loans shall be 2.00% if such Loans are Base Rate Loans and 3.00% if such Loans are Eurodollar Rate Loans, and (z) with respect to the Commitment Fee shall be 0.50%; and provided further that for the period from the
                    -------- -------

Effective Date to the next Adjustment Date, the Applicable Margin shall be deemed to correspond to Level 4 set forth on Annex A hereto.
                                             -------

     "Applied Amount" has the meaning assigned to that term in subsection 2.4C(ii).

     "Approved Fund" means, with respect to a Lender that is a fund that invests in loans, any other fund that invests in loans and has the same investment advisor as such Lender or is managed by an Affiliate of such investment advisor.

     "Asset Sale" means the sale (including in any sale-leaseback transaction) by Company or any of its Subsidiaries to any Person (other than Company or any of its Wholly Owned Subsidiaries) of (i) any of the stock of any of Company's Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets other than sales of assets (including without limitation inventory) in the ordinary course of business and sales of obsolete equipment, excluding any
                                                                 ---------
such other assets to the extent that the aggregate value of such assets sold in any single transaction or transactions is equal to $5,000,000 or less in any one Fiscal Year.

     "Assignment Agreement" means an assignment agreement in substantially the form of Exhibit XVII annexed hereto or in such other form as may be approved by
        ------------
Administrative Agent.

     "Assumption Agreement" means that certain Assignment and Assumption Agreement dated as of December 31, 1996, by and between Seller and Company, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Base Rate" means, at any time, the higher of (x) the Prime Rate, (y) the rate which is 2 of 1% in excess of the Federal Funds Effective Rate or (z) the secondary market rate for certificates of deposit (grossed up for maximum statutory reserve requirements) plus 1.00%.

     "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     "Business" means the assets and liabilities of Company relating to the manufacture and sale of pancake syrup and pancake and waffle mix marketed under the Mrs. Butterworth's and Country Crock brand names, as set forth in the Acquisition Agreement.

     "Business Day" means (i) for all purposes other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings, issuances and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also (a) a day for trading by and between banks in Dollar deposits in the London interbank market and (b) a day on which banking institutions are open for business in London.

     "CALPERS" means the California Public Employees Retirement System.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Cash" means money, currency or a credit balance in a Deposit Account.

     "Cash Equivalents" means (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S & P or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having unimpaired capital and surplus of not less than $250,000,000 (each Lender and each such commercial bank being herein called a "Cash Equivalent Bank"); and (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Cash Equivalent Bank (provided such deposit is with such Cash Equivalent Bank or any other Cash Equivalent Bank).

     "Cash Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale.

     "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XIX annexed hereto delivered by a Lender to Administrative Agent
        -----------
pursuant to subsection 2.7B(iii).

     "Chase" means The Chase Manhattan Bank and its successors, including, without limitation, its successors by merger.

     "Closing Date" means December 31, 1996.

     "Collateral" means all of the properties and assets (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

     "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any Inventory of any Loan Party, substantially in the form of Exhibit XXI annexed hereto with such changes
                                    -----------
thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

     "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.

     "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on or prior to the Effective Date, substantially in the form of Exhibit XX annexed hereto, pursuant
                                             ----------
to which Company may pledge cash to Administrative Agent to secure the obligations of Company to reimburse Issuing Lenders for payments made under one or more Letters of Credit as such Collateral Account Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Collateral Documents" means the Pledge Agreement, the Security Agreement, the Patent and Trademark Security Agreement, the Log Cabin Patent and Trademark Security Agreement, the Duncan Hines Patent and Trademark Security Agreement, the Van de Kamp's Patent and Trademark Agreement, the Sea Coast Patent and Trademark Agreement, the Lender's Bagels Patent and Trademark Agreement, the Collateral Account Agreement, the Mortgages and any other documents, instruments or agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant or perfect liens on any assets of such Loan Party as security for the Obligations.

     "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

     "Commitment Fee" and "Commitment Fees" have the meanings assigned to such terms in subsection 2.3A.

     "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

     "Company" has the meaning assigned to that term in the introduction to this Agreement.

     "Company Common Stock" means the common stock of Company, par value $0.01 per share.

     "Compliance Certificate" means a certificate substantially in the form of
Exhibit XIII annexed hereto delivered to Administrative Agent by Company
------------
pursuant to subsection 6.1(iv).

     "Condemnation Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(d).

     "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

     "Consolidated Capital Expenditures" means, for any period, the aggregate amount paid or accrued by Company and its Subsidiaries for the rental, lease, purchase (including by way of the acquisition of Securities of a Person), construction or use of any property during such period, the value or cost of which, in conformity with GAAP, would appear on the consolidated balance sheet of Company and its Subsidiaries in the category of "purchases of property, plant or equipment" at the end of such period, excluding any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation; provided, however, that Consolidated Capital Expenditures shall
              --------  -------
not include expenditures up to an aggregate amount equal to the portion of the purchase price for any Permitted Acquisition made pursuant to subsection 7.7(vi) that would otherwise be treated as a Consolidated Capital Expenditure.

     "Consolidated Cash Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Cash Interest Expense for such period.

     "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense payable in Cash during such period.

     "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents and any current tax asset.

     "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, but excluding all short-term Indebtedness for borrowed money and the current portion of any long-term Indebtedness of the Company, in each case to the extent included therein, and any current taxes payable and the current portion of any deferred taxes.

     "Consolidated EBITDA" means, for any period, (i) the sum of the amounts for such period of (a) Consolidated Net Income, plus (b) to the extent deducted in
                                            ----
determining such Consolidated Net Income, (1) Consolidated Interest Expense, (2) depreciation, (3) depletion, (4) amortization, (5) all federal, state, local and foreign income taxes, (6) transaction fees paid to the MDC Entities and/or Dartford and/or Fenway in connection with acquisitions made after July 1, 1998, so long as such transaction fees are paid in accordance with the terms of the MDC Advisory Services Agreement, the Dartford Management Agreement and the Fenway Advisory Agreement, (7) non-recurring charges incurred prior to December 31, 2000 related to the Lender's Bagels Business, with respect to relocation of Company's assets from the West Haven, Connecticut facility and transition related expenses in connection with the foregoing, but only to the extent that such non-recurring charges, together with all expenditures excluded from Consolidated Capital Expenditures under clause (iii)(a) of the definition of Consolidated Fixed Charges do not exceed $7,500,000 in the aggregate, (8) non-recurring charges incurred prior to June 30, 1999 with respect to relocation of the Company's assets related to the Duncan Hines Business and transition related expenses in connection therewith, but only to the extent that such non-recurring charges, together with all expenditures excluded from Consolidated Capital Expenditures under clause (iii)(b) of the definition of Consolidated Fixed Charges do not exceed $15,000,000 in the aggregate, (9) manufacturing overhead costs related to the Duncan Hines Transitional Supply Agreement not to exceed $8,200,000 per year as long as the Duncan Hines Transitional Supply Agreement is in effect, (10) costs related to the Lender's Bagels Transition Agreement not to exceed $2,500,000 per year as long as the Lender's Bagels Transition Agreement is in effect, (11) all other non-cash items reducing Consolidated Net Income and
(12) any extraordinary and unusual losses, minus (ii) the sum of the amounts for
                                           -----
such period of (a) all other non-cash items increasing Consolidated Net Income, plus (b) any extraordinary and unusual gains, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP and calculated in accordance with subsection 7.6E, if applicable.

     "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA, (b) to the extent deducted from Consolidated EBITDA by virtue of clause (ii)(b) of the definition thereof, extraordinary and unusual cash gains, and (c) the Consolidated Working Capital Adjustment minus
                                                                        -----
(ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled cash repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) expenditures made in connection with any Permitted Acquisition pursuant to subsection 7.7(vi) (net of any proceeds of any related financings with respect to such acquisitions), including without limitation transaction fees paid in cash to the MDC Entities and/or Dartford and/or Fenway in connection with such acquisitions, so long as such transaction fees are paid in accordance with the terms of the MDC Advisory Services Agreement, the Dartford Management Agreement and the Fenway Agreement, (d) Consolidated Interest Expense, (e) to the extent added back to Consolidated EBITDA by virtue of clause (i)(b)(12) of the definition thereof, extraordinary and unusual cash losses, (f) to the extent added back to Consolidated EBITDA by virtue of clauses (i)(b)(7) or (i)(b)(8) of the definition thereof, non-recurring charges paid in cash, (g) to the extent added back to Consolidated EBITDA by virtue of clause (i)(b)(9) of the definition thereof, manufacturing overhead costs related to the Duncan Hines Transitional Supply Agreement, (h) to the extent added back Consolidated EBITDA by virtue of clause (i)(b)(10) of the definition thereof, costs related to the Lender's Bagels Transition Agreement not to exceed $2,500,000, and (i) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

     "Consolidated Fixed Charges" means, for any period, an amount equal to the sum of the amounts for such period of (i) scheduled amortization of Indebtedness of Company and its Subsidiaries (as reduced by prepayments previously made), and discount or premium relating to any such Indebtedness for such period, whether expensed or capitalized, (ii) Consolidated Cash Interest Expense, (iii) Consolidated Capital Expenditures (excluding (a) expenditures which would otherwise be included in Consolidated Capital Expenditures incurred prior to December 31, 2000 related to the Lender's Bagels Business, with respect to (1) relocation of Company's assets and (2) transition related expenses in connection with the foregoing, but only to the extent that such expenditures, together with all non-recurring charges added back to Consolidated EBITDA by virtue of clause
(i)(b)(7) of the definition thereof, do not exceed $7,500,000 in the aggregate and (b) expenditures which would otherwise be included in Consolidated Capital Expenditures incurred prior to June 30, 1999 with respect to relocation of the Company's assets related to the Duncan Hines Business and transition related expenses in connection therewith, but only to the extent that such expenditures, together with all non-recurring charges added back to Consolidated EBITDA by virtue of clause (i)(b)(8) of the definition thereof, do not exceed $15,000,000 in the aggregate), and (iv) taxes actually paid in cash by Company or any of its Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the net interest expense of Company and its Subsidiaries for such period (net of any interest income of Company and its Subsidiaries during such period) as determined on a consolidated basis in conformity with GAAP.

     "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that
                                                               --------
there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than Company or any of the Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to Company or any of its Subsidiaries by such Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or the date such Person's assets are acquired by Company or any of its Subsidiaries.

     "Consolidated Total Debt" means, as at any date of determination, all outstanding Indebtedness of Company and its Subsidiaries as determined on a consolidated basis in conformity with GAAP.

     "Consolidated Total Senior Debt" means, as at any date of determination, all outstanding Indebtedness of Company and its Subsidiaries other than Subordinated Indebtedness, as determined on a consolidated basis in conformity with GAAP.

     "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

     "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such

Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or
(y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CSI" means Chase Securities Inc. and its successors and assigns, including, without limitation, its successors by merger.

     "Dartford" means Dartford Partnership L.L.C., a limited liability company organized under the laws of the State of Delaware.

     "Dartford Advisory Agreement" means that certain Advisory Agreement dated as of April 8, 1998, by and between Company and Dartford, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Dartford Expense Agreement" means that certain Expense Agreement dated as of July 1, 1998, by and between Company and Dartford, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Duncan Hines Acquisition" means the transactions contemplated by the Duncan Hines Acquisition Agreement.

     "Duncan Hines Acquisition Agreement" means that certain Asset Sale and Purchase Agreement, dated as of November 26, 1997, by and between MBW LLC and P&G, which agreement was assigned to the Company.

     "Duncan Hines Assumption Agreement" means that certain Assumption Agreement dated as of January 16, 1998, by and between P&G and Company.

     "Duncan Hines Business" means the retail baking mix business purchased from P&G pursuant to the Duncan Hines Acquisition Agreement.

     "Duncan Hines Patent and Trademark Security Agreement" means that certain Patent and Trademark Security Agreement dated as of January 16, 1998, by and between Company and Chase, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsections 7.12A.

     "Duncan Hines Patent License Agreement" means that certain Patent License Agreement dated as of January 16, 1998, by and between P&G and Company, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Duncan Hines Related Agreements" means the Duncan Hines Acquisition Agreement, the Duncan Hines Assumption Agreement and the Duncan Hines Transition Agreements.

     "Duncan Hines Technology License Agreement" means the Technology
License Agreement dated as of January 16, 1998, by and between P&G and the Company as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 7.12A.

     "Duncan Hines Transition Agreements" means, collectively, (i) the Duncan Hines Transitional Supply Agreement, (ii) the Duncan Hines Transition Services Agreement, (iii) the Duncan Hines Technology License Agreement and (iv) the Duncan Hines Patent License Agreement.

     "Duncan Hines Transition Services Agreement" means the Transitional Services Agreement, dated as of January 16, 1998, by and between P&G and Company as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Duncan Hines Transitional Supply Agreement" means the Transitional Supply Agreement, dated as of January 16, 1998, by and between P&G and the Company as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Effective Date" means the date (on or before November 15, 1999) on which the conditions precedent set forth in subsection 4.1 shall be satisfied or waived.

     "Eligible Assignee" means (i) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided
                                                                        --------
that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, funds and lease financing companies; and (d) any other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and has combined capital and surplus or net assets of at least $100,000,000, in each case (under clauses (a) through (d) above) that is reasonably acceptable to Administrative Agent; and (ii) any Lender, any Affiliate of any Lender, and any Approved Fund; provided that no Affiliate of Company shall be an Eligible
               --------
Assignee.

     "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is subject to ERISA and which is maintained or contributed to by Company or any of its ERISA Affiliates.

     "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates that are directly or indirectly controlled by Company, or any Facility.

     "Environmental Laws" means all laws, statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, public health and safety, industrial hygiene or protection of wetlands, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous
                                                    -- ---
Materials Transportation Act (49 U.S.C. (S) 1801 et seq.,), the Resource
                                                 -- ---
Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water
                                                  -- ---
Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42
                                          -- ---
U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601
                -- ---
et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S)
-- ---
136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et
    -- ---                                                              --
seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S)
---
11001 et seq.), each as amended or supplemented, and any analogous future or
      -- ---
present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "Equity Proceeds" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Company after July 1, 1998.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) solely for purposes of obligations under Section 412 of the Internal Revenue Code or under the applicable sections set forth in Section 414(t)(2) of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

     "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation or with respect to which no penalty will be assessed by the PBGC for failure to satisfy such notice requirements); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan

(whether or not waived in accordance with Section 412(d) of the Internal Revenue
Code) or the failure to make by its due date a required installment under
Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting, in either case, in liability pursuant to Section 4063 or 4064 of ERISA, respectively; (v) the institution by the PBGC of proceedings to terminate any Pension Plan pursuant to Section 4042 of ERISA; (vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan resulting in withdrawal liability pursuant to Section 4201 of ERISA, or the receipt by Company or any of its ERISA Affiliates of written notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4042 of ERISA or under Section 4041A of ERISA if such termination would result in liability to Company or any of its ERISA Affiliates; (viii) the imposition on Company or any of its ERISA Affiliates of fines, penalties or taxes under Chapter 43 of the Internal Revenue Code or under
Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

     "Event of Default" means each of the events set forth in Section 8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Existing Credit Agreement" has the meaning assigned to that term in the Recitals to this Agreement.

     "Existing Lenders" has the meaning assigned to that term in the Recitals to this Agreement.

     "Existing Subordinated Note Documents" means the Existing Subordinated Note Indentures, the Existing Subordinated Notes and each other document executed in connection with the Existing Subordinated Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12B.

     "Existing Subordinated Note Indentures" means the indentures pursuant to which the Existing Subordinated Notes are issued, in a form delivered to Agents and Lenders on or prior to the Effective Date, with such changes thereto as are permitted under subsection 7.12B and as such indentures may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12B.

     "Existing Subordinated Notes" means (a) the 9-7/8% Series B Senior Subordinated Notes of Company due 2007 issued on February 10, 1997, (b) the 9-7/8% Series D Senior Subordinated Notes of the Company due 2007 issued on July 1, 1997 and (c) the 8-3/4% Senior Subordinated Notes of the Company due 2008 issued on July 1, 1998 pursuant to the Existing Subordinated Note Indentures in the form delivered to Agents and Lenders on or prior to the Effective Date with such changes thereto as are permitted under subsection 7.12B and as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12B.

     "Existing Term Loan Facilities" has the meaning assigned to that term in the Recitals to this Agreement.

     "Existing Tranche B Term Loan Commitment" means the commitment of a Lender to make an Existing Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "Existing Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate.

    "Existing Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Existing Tranche B Term Loans, that Lender's Existing Tranche B Term Loan Commitment and (ii) after the funding of the Existing Tranche B Term Loans, the outstanding principal amount of the Existing Tranche B Term Loan of that Lender.

     "Existing Tranche B Term Loans" means the Loans made by the Lenders to the Company pursuant to subsection 2.1A(ii).

     "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries (but only as to portions of buildings actually leased or used) or any of their respective predecessors or any of their respective Affiliates that are directly or indirectly controlled by Company.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

     "Fenway" means Fenway Partners Capital Fund, L.P., a Delaware limited partnership.

     "Fenway Advisory Agreement" means that certain Advisory Agreement dated as of April 8, 1998, by and between Company and Fenway, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "FFDC Act" means the Federal Food, Drug and Cosmetic Act, as amended from time to time, and any successor statute.

     "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

     "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

     "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

     "Fixed Charge Component" has the meaning assigned to that term in subsection 7.6E(i).

     "Flavor Supply Agreement" means that certain Flavor Supply Agreement dated as of December 31, 1996, by and between Company and Quest, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "Funding and Payment Office" means the office of Administrative Agent and Swing Line Lender located at One Chase Manhattan Plaza, 8th Floor, New York, New

York 10081 or such offices of Administrative Agent or any successor Administrative Agent specified by Administrative Agent or such successor Administrative Agent in a written notice to Loan Parties and Lenders.

     "Funding Date" means the date of the funding of a Loan.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination and specifically, terms used herein applicable to Company and its Subsidiaries defined by reference to GAAP shall give effect to the subtraction of minority interests.

     "Gilster Co-Pack Agreement" means the Production Agreement, dated as of June 4, 1998, by and between the Company and Gilster-Mary Lee Corporation, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Governmental Acts" has the meaning assigned to that term in subsection
3.5.

     "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "Guaranty" means, individually, each of the Subsidiary Guaranty and any other guaranty of the Obligations, and "Guaranties" means the Subsidiary Guaranty and each other guaranty of the Obligations, collectively.

     "Guarantors" means the Subsidiary Guarantors.

     "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity," or "EP toxicity" or words of similar import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     "Immaterial Subsidiaries" means, with respect to any Person, any Subsidiary or Subsidiaries of such Person the assets of which constitute, individually or in the aggregate, less than 5% of the total assets of such Person and its Subsidiaries.

     "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than accounts payable incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business), (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness.

     "Indemnified Liabilities" has the meaning assigned to that term in subsection 10.3.

     "Indemnitee" has the meaning assigned to that term in subsection 10.3.

     "Initial Public Offering" has the meaning assigned to that term in the Recitals to this Agreement.

     "Insurance Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(d).

     "Intellectual Property" means collectively the MBW Intellectual Property, the Log Cabin Intellectual Property, the Duncan Hines Intellectual Property, the Van de Kamp's Intellectual Property, the Sea Coast Intellectual Property and the Lender's Bagels Intellectual Property, each as defined in subsections 5.5B, 5.5C, 5.5D, 5.5E, 5.5F and 5.5G, respectively.

     "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year and
(ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest
                                --------
Period of longer than three months,

"Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

     "Interest Period" has the meaning assigned to that term in subsection 2.2B.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge Company or any of its Subsidiaries against fluctuations in interest rates.

     "Interest Rate Determination Date" means each date for calculating the Adjusted Eurodollar Rate, for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date in respect of calculating the Adjusted Eurodollar Rate shall be the second Business Day prior to the first day of the related Interest Period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "Inventory" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

     "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a Wholly Owned Subsidiary of Company), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a Wholly Owned Subsidiary of Company, including all Indebtedness and accounts receivable acquired from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; provided, however, that the
                                                 --------  -------
term "Investment" shall not include (a) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances and prepayments to suppliers for goods and services in the ordinary course of business, (c) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries or as security for any such Indebtedness or claims, (d) Cash held in Deposit Accounts with banks and trust companies (other than Lenders) not exceeding $5,000,000 in aggregate amount, (e) Cash held in any Deposit Account with a Lender and (f) shares in a mutual fund that invests solely in Cash Equivalents. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IP Collateral" means the Collateral under the Patent and Trademark Security Agreement, the Log Cabin Patent and Trademark Security Agreement, the Duncan Hines Patent and Trademark Security Agreement, the Van de Kamp's Patent and Trademark Security Agreement, the Sea Coast Patent and Trademark Security Agreement and the Lender's Bagels Patent and Trademark Security Agreement.

     "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "Kraft" means Kraft Foods, Inc., a Delaware corporation.

     "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 30 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

     "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

     "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires, provided that
                                                                 --------
the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

     "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Loans (including any Revolving Loans made to pay Refunded Swing Line Loans or to reimburse drawings under Letters of Credit) in accordance with subsection 2.1A(v) or its portion of any unreimbursed drawing or payment under a Letter of Credit in accordance with subsection 3.3C or (ii) a Lender having notified Company and/or Administrative Agent in writing that it does not intend to comply with its obligations under subsection 2.1 or subsections 3.1C, 3.3B or 3.3C.

     "Lender's Bagels Acquisition" means the acquisition of the Lender's Bagels Business pursuant to the terms of the Lender's Bagels Acquisition Agreement.

     "Lender's Bagels Acquisition Agreement" means that certain Asset Purchase Agreement, dated as of September 24, 1999, by and between The Eggo Company and Company.

     "Lender's Bagels Business" means the assets of the business conducted by The Eggo Company and its affiliates relating to the manufacture, packaging, marketing, distribution and/or sale of frozen, refrigerated and fresh bagels in the United States and Canada.

     "Lender's Bagels Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement entered into by and among Company, the Subsidiary Guarantors and Administrative Agent dated as of the Effective Date, as such Lender's Bagels Patent and Trademark Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Lender's Bagels Transition Agreement" means the Transition Services Agreement, dated as of November 1, 1999, by and between The Eggo Company and Company, as in effect on the Effective Date and as such agreement may thereafter by amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Lending Office" means, as to any Lender, the office or offices of such Lender specified as the "Lending Office" on Schedule 2.1, or such other office
                                            ------------
or offices as such Lender may from time to time notify Company and Administrative Agent.

     "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

     "Letter of Credit Usage" means, as at any date of determination, the sum of
(i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding (whether or not the conditions to drawing thereunder have been met) plus (ii) the aggregate
                                                        ----
amount of all drawings under

Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

     "Leverage Ratio" means, as of any date of determination, the ratio of Consolidated Total Debt, as of the date of determination, to Consolidated EBITDA, for the twelve-month period ending on the date of determination, in each case calculated for Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Lien" means any lien, mortgage, pledge, assignment, security interest, fixed or floating charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loan" or "Loans" means, as the context requires, one or more of the Term Loans, Revolving Loans and Swing Line Loans or any combination thereof.

     "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty, the Collateral Documents and any Interest Rate Agreement entered into by Company with a Lender or an Affiliate of any Lender.

     "Loan Party" means, individually, each of Company and any Subsidiary Guarantor, and "Loan Parties" means Company and each Subsidiary Guarantor, collectively.

     "Log Cabin Acquisition" means the acquisition of the Log Cabin Business pursuant to the terms of the Log Cabin Acquisition Agreement.

     "Log Cabin Acquisition Agreement" means that certain Asset Purchase Agreement dated as of May 7, 1997 between the Company and Kraft.

     "Log Cabin Assumption Agreement" means that certain Assumption Agreement dated as of July 1, 1997, by and between Kraft and Company.

     "Log Cabin Business" means the assets of the retail syrup business marketed under the Log Cabin and Country Kitchen trademarks and the foodservice business marketed under the Log Cabin, Log Cabin Lite and Wigwam trademarks and under private label arrangements.

     "Log Cabin Patent and Trademark Security Agreement" means the Log Cabin Patent and Trademark Security Agreement entered into by and among Company, the Subsidiary Guarantors and the Administrative Agent dated as of July 1, 1997 as in effect on the Effective Date, as such Log Cabin Patent and Trademark Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.


     "Log Cabin Patent License Agreement" means that certain Patent and Know-How License Agreement dated as of July 1, 1997, by and between Kraft and Company, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Log Cabin Transition Agreements" means the Log Cabin Patent License Agreement.

     "Management Fees" means the fees payable by Company pursuant to the MDC Advisory Agreement, the Dartford Advisory Agreement and the Fenway Advisory Agreement.

     "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of any Loan Party to perform the Obligations and (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party.

     "Material Contract" means any of the Employment Agreements or any other contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

     "Maximum Consolidated Capital Expenditures Amount" has the meaning assigned to that term in subsection 7.6D.

     "MBW LLC" means MBW Investors LLC, a Delaware limited liability company.

     "MDC Advisory Agreement" means that certain Advisory Agreement dated as of April 8, 1998, by and between Company and MDC Management Company III, L.P., as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "MDC Entities" means McCown De Leeuw & Co. III, L.P., a California limited partnership, McCown De Leeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership, McCown De Leeuw & Co. III (Asia), L.P., a Bermuda limited partnership,

Gamma Fund LLC, a California limited liability company, McCown De Leeuw & Co. IV, L.P., a California limited partnership, McCown De Leeuw & Co. IV Associates, L.P., a California limited partnership, and Delta Fund LLC, a California limited liability company.

     "Mortgage" means any mortgage or legal charge (whether designated as a deed of trust or a mortgage or by any similar title) granted by Company or any of its Subsidiaries (or, at Administrative Agent's option, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Mortgaged Property to the Real Property Assets encumbered by an existing Mortgage) in any Real Property Asset to secure the Obligations, as such mortgage or legal charge may be amended, restated, supplemented or otherwise modified from time to time substantially in the form of Exhibit XXII annexed hereto, and "Mortgages" means
                             ------------
all such instruments collectively.

     "Mortgage Policy" has the meaning assigned to that term in subsection 6.10B(iv).

     "Mortgaged Property" has the meaning assigned to that term in subsection 6.10B.

     "Multiemployer Plan" means a Amultiemployer plan", as defined in Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA, to which Company or any of its ERISA Affiliates is contributing or to which Company or any of its ERISA Affiliates has an obligation to contribute.

     "NatWest" means National Westminster Bank PLC and its successors, including, without limitation, its successors by merger.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within one year of the date of receipt of such Cash Proceeds, (ii) transfer, sales, use and other taxes payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iv) broker's commissions and reasonable fees and expenses of counsel, accountants and other professional advisors in connection with such Asset Sale.

     "New Lender" means any Lender which is a party to this Agreement on the Effective Date which is not an Existing Lender.

     "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

     "Non-US Lenders" has the meaning assigned to that term in subsection 2.7B(iii).

     "Notes" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

     "Notice of Borrowing" means a notice in the form of Exhibit I annexed
                                                         ---------
hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

     "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent
        ----------
pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     "Notice of Issuance of Letter of Credit" means a notice in the form of
Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant
-----------
to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise.

     "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), its president, its chief financial officer or a vice president; provided that every Officer's Certificate with respect to the compliance with a
--------
condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer he or she has made or has caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

     "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "P&G" means The Procter & Gamble Company, an Ohio corporation.

     "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement entered into by and among Company, the Subsidiary Guarantors and Administrative Agent dated as of the Closing Date, as such Patent and Trademark

Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Patent License Agreement" means that certain Patent License Agreement dated as of December 31, 1996, by and among Seller, Unilever PLC and Company, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA (or any successor thereto).

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA.

     "Permitted Acquisition" means an acquisition of assets or a business effected in accordance with the provisions of subsection 7.7(vi).

     "Permitted Encumbrances" means the following types of Liens:

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vii) any (a) interest or title of a lessor or sublessor under any Capital Lease permitted by subsection 7.1(iii) or any Operating Lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

               (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers; and

               (xi) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business.

     "Permitted Seller Note" means a promissory note substantially in the form of Exhibit XVIII annexed hereto representing any Indebtedness of Company
   -------------
incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12B; provided that no Permitted Seller Note
       --------
shall (i) be guarantied by any Subsidiary of Company or secured by any property of Company or any of its Subsidiaries or (ii) bear cash interest at a rate in excess of 12% per annum; and provided further, that no Permitted Seller Note
                             -------- -------
shall provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of any of the Loans.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledge Agreement" means that certain Fifth Amended and Restated Pledge Agreement by and among Company, the Subsidiary Guarantors and Administrative Agent dated as of the Effective Date and substantially in the form of Exhibit X
                                                                      ---------
annexed
hereto, as such Pledge Agreement may be amended, restated, supplemented or otherwise modified from time to time.

     "Pledged Collateral" means the "Pledged Collateral" as defined in the Pledge Agreement.

     "Potential Event of Default" means a condition or event that, after notice or after any applicable grace period has lapsed, or both, would constitute an Event of Default.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Proceedings" has the meaning assigned to that term in subsection 6.1(x).

     "Pro Forma Calculation Period" has the meaning assigned to that term in subsection 7.6E(i).

     "Pro Rata Share" means with respect to each Lender, the Revolving Loan Pro Rata Share, Tranche A Term Loan Pro Rata Share and Tranche B Term Loan Pro Rata Share of such Lender; in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in
Schedule 2.1 annexed hereto.
------------

     "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

     "Pure Food and Drug Laws" means the FFDC Act and the pure food and drug laws of each of the states of the United States into which products of the Business, the Log Cabin Business and the Duncan Hines Business are or have been shipped.

     "Quest" means Quest International Flavors & Food Ingredients Company.

     "Quest Agreements" means, collectively, (i) that certain Flavor Escrow Agreement dated as of December 31, 1996, by and among Quest, the escrow agent named therein and Company, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A, and
(ii) the Flavor Supply Agreement.

     "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

     "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

     "Red Wing" means The Red Wing Company, Inc., a Delaware corporation.

     "Red Wing Co-Pack Agreement" means each of the First Amended and Restated Production Agreement, dated as of November 19, 1997, by and between Red Wing and Company and the Production Agreement, dated as of November 19, 1997, by and between Red Wing and the Company (collectively, the "Red Wing Co-Pack Agreements") as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A.

     "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(v).

     "Register" has the meaning assigned to that term in subsection 2.1D.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulatory Shares" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Company or a Wholly Owned Subsidiary of Company in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity such Person and any owners of such shares irrevocably covenant with Company to remit to Company or waive any dividends or distributions paid or payable in respect of such shares.

     "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

     "Related Agreements" means the Subordinated Note Indentures, the Subordinated Notes, the other Subordinated Note Documents, the Acquisition Agreement, the Log Cabin Acquisition Agreement, the Duncan Hines Acquisition Agreement, the Sea Coast

     Acquisition Agreement, the Assumption Agreement, the Log Cabin Assumption Agreement, the Duncan Hines Assumption Agreement, the Lender's Bagels Acquisition Agreement, the MDC Advisory Agreement, the Dartford Advisory Agreement, the Fenway Advisory Agreement, the Transition Agreements, the Log Cabin Transition Agreements, the Red Wing Co-Pack Agreements, the Dartford Expense Agreement, the Gilster Co-Pack Agreement and the Duncan Hines Transition Agreements and the Lender's Bagels Transition Agreement.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "Requisite Lenders" means Non-Defaulting Lenders having or holding not less than 51% of the sum of the aggregate Term Loan Exposure of all Non-Defaulting Lenders plus the aggregate Revolving Loan Exposure of all Non-
                        ----
     Defaulting Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding other than stock repurchases for Company's 1998 Employee Stock Purchase Program, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv) and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means June 30, 2005 or any earlier date of termination of the Revolving Loan Commitments pursuant to this Agreement.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the

     Revolving Loans of that Lender plus (b) in the event that Lender is an
                                    ----
     Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations purchased by other Lenders in such Letters of Credit) plus (c) the
                                                           ----
     aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) the aggregate amount of all participations
                       ----
     purchased by that Lender in any outstanding Swing Line Loans plus (e) in
                                                                  ----
     the case of Swing Line Lender, the sum of the aggregate outstanding principal amount of all Swing Line Loans (in each case net of any participations therein purchased by other Lenders).

          "Revolving Loan Pro Rata Share" means with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or Lender or any participations purchased by any Lender therein or in any Swing Line Loans, the percentage obtained by dividing (i) the Revolving
                                                  --------
     Loan Exposure of that Lender by (ii) the aggregate Revolving Loan Exposure
                                  --
     of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

          "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv).

          "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(d) on July 1, 1998 and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitment and Revolving Loans of any Lender, in each case substantially in the form of Exhibit VII annexed hereto, as they may be amended, restated,
        -----------
     supplemented or otherwise modified from time to time.

          "S&P" means Standard & Poor's Ratings Service, or any successor thereto.

          "Sea Coast" means Sea Coast Foods, Inc., a Washington corporation.

          "Sea Coast Acquisition" means the acquisition of all the capital stock of Sea Coast pursuant to terms of the Sea Coast Acquisition Agreement, for a purchase price, excluding fees and expenses, not to exceed $50,000,000, plus an "earn out" payment as described in the Sea Coast Acquisition Agreement.

          "Sea Coast Acquisition Agreement" means that certain Stock Purchase Agreement dated as of March 10, 1999 between the Company, Sea Coast, Galando Investments Limited Partnership, Carey-On Limited Partnership, Joseph A. Galando, Barbara J. Galando, Stanley J. Carey and Mary K. Carey.

          "Sea Coast Patent and Trademark Security Agreement" means the Sea Coast Patent and Trademark Security Agreement entered into by and among Company, the Subsidiary Guarantors and the Administrative Agent dated as of March 31, 1999, as in effect on the Effective Date, as such Sea Coast Patent and Trademark Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Security Agreement" means the Fifth Amended and Restated Security Agreement entered into by and among Company, the Subsidiary Guarantors and Administrative Agent dated as of the Effective Date and substantially in the form of Exhibit XI annexed hereto, as such Security Agreement may be
                 ----------
     amended, restated, supplemented or otherwise modified from time to time.

          "Seller" means Conopco, Inc., a New York corporation, doing business as Van den Bergh Foods Company.

          "Senior Leverage Ratio" means, as of any date of determination, the ratio of Consolidated Total Senior Debt, as of the date of determination, to Consolidated EBITDA, for the twelve-month period ending on the date of determination, in each case calculated for Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Shared Technology License Agreement" means that certain Shared Technology License Agreement dated as of December 31, 1996, by and between Seller and Company, as in effect on the Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A

          "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
     (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of Company or any of its Subsidiaries, (ii) the obligations of third party insurers of Company or any of its Subsidiaries arising virtue of the laws of any jurisdiction requiring third party insurers, (iii) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (iv) such other obligations of Company and its Subsidiaries as may be reasonably acceptable to Administrative Agent; provided that Standby Letters of Credit may not be issued for the purpose
     --------
     of supporting (a) trade payables or (b) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy
     Code).

          "Subordinated Note Documents" means collectively the Existing Subordinated Note Documents.

          "Subordinated Note Indentures" means collectively the Existing Subordinated Note Indentures.

          "Subordinated Notes" means collectively the Existing Subordinated
     Notes.

          "Subordinated Indebtedness" means (i) the Indebtedness of Company under the Subordinated Note Documents, (ii) any Indebtedness permitted under subsection 7.1(vi), (iii) the Indebtedness of Company evidenced by any Permitted Seller Notes, and (iv) any other Indebtedness of Company or any of its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means Sea Coast and any Subsidiary of Company that becomes party to the Subsidiary Guaranty at any time after the Effective Date pursuant to subsection 6.9.

          "Subsidiary Guaranty" means that certain Subsidiary Guaranty, substantially in the form of Exhibit IX annexed hereto, executed and
                                  ----------
     delivered by Sea Coast on March 31, 1999 and to be executed and delivered by each Subsidiary Guarantor from time to time pursuant to subsection 6.9, as such Subsidiary Guaranty may be amended, restated, supplemented or otherwise modified from time to time.

          "Subsidiary Security Agreements" has the meaning assigned to that term in subsection 6.9.

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

          "Swing Line Lender" means Chase, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(v).

          "Swing Line Loans" means the Loans made by Swing Line Lender pursuant to subsection 2.1A(v).

          "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(ii) on July 1, 1998 and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VIII annexed hereto, as it may be
                                  ------------
     amended, restated, supplemented or otherwise modified from time to time.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person
                  --------
     shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its relevant Lending Office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "Term Loan Commitment" means the aggregate commitment of a Lender to make Tranche A Term Loans, Existing Tranche B Term Loans and Additional Tranche B Term Loans to Company pursuant to subsections 2.1A(i), 2.1A(ii) and 2.1A(iii), respectively, and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "Term Loans" means the Tranche A Term Loans, Existing Tranche B Term Loans and Additional Tranche B Term Loans made by Lenders to Company pursuant to subsection 2.1A(i), 2.1A(ii) and 2.1A(iii), respectively.

          "Term Notes" means one or more of the Tranche A Term Notes and Tranche B Term Notes or any combination thereof.

          "Tiger" means Gloriande (Luxembourg) SarL, a corporation organized under the laws of Luxembourg and an affiliate of Tiger Oats.

          "Title Company" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the aggregate principal amount of all
                             ----
     outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

          "Tranche A Term Loan Commitment" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

          "Tranche A Term Loan Pro Rata Share" means with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (i) the Tranche A Term Loan Exposure of that Lender by
                 --------                                                     --
     (ii) the aggregate Tranche A Term Loan

     Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

          "Tranche A Term Loans" means the Loans made by the Lenders to the Company pursuant to subsection 2.1A(i).

          "Tranche A Term Notes" means (i) any promissory notes of Company issued pursuant to subsection 2.1E(i)(a) on July 1, 1998 and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be
                                  ----------
     amended, restated, supplemented or otherwise modified from time to time.

          "Tranche B Term Loan Commitment" means, collectively, the Existing Tranche B Term Loan Commitments and the Additional Tranche B Term Loan Commitments.

          "Tranche B Term Loan Exposure" means, with respect to any Lender, the Existing Tranche B Term Loan Exposure of such Lender plus the Additional Tranche B Term Loan Exposure of such Lender.

          "Tranche B Term Loan Pro Rata Share" means with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (i) the Tranche B Term Loan Exposure of that Lender by
                 --------                                                     --
     (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

          "Tranche B Term Loans" means, collectively, the Existing Tranche B Term Loans and the Additional Tranche B Term Loans.

          "Tranche B Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(b) and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, restated, supplemented
        ---------
     or otherwise modified from time to time.

          "Transition Agreements" means, collectively, (i) that certain License Agreement dated as of December 31, 1996, by and between Seller and Company, as in effect on the Closing Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12A; (ii) the Shared Technology License Agreement; (iii) the Patent License Agreement; and (iv) the Quest Agreements.

          "UBS" means UBS Capital LLC, a New York limited liability company.

          "UBS AG" means UBS AG, Stamford Branch and its successors, including, without limitation, any successors by merger.

          "Unfunded Current Liability" means, with respect to any Pension Plan, the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Pension Plan's actuary in the most recent annual valuation of such Pension Plan.

          "Van de Kamp's" means Van de Kamp's, Inc., a Delaware corporation.

          "Van de Kamp's Patent and Trademark Security Agreement" means the Van de Kamp's Patent and Trademark Security Agreement entered into by and among Company, the Subsidiary Guarantors and the Administrative Agent dated as of July 1, 1998, as such Van de Kamp's Patent and Trademark Security Agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than Regulatory Shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     1.2  Accounting Terms Utilization of GAAP for Purposes of
          Calculations Under Agreement.
          ----------------------------------------------------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP (except, with respect to interim financial statements, normal year end audit adjustments and the absence of explanatory footnotes) as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3A.

     1.3  Other Definitional Provisions.
          -----------------------------

          References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The words "includes", "including" and similar terms used in any Loan Document shall be construed as if followed by the words "without limitation".

                                  SECTION 2.
                  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

     2.1  Commitments; Loans.
          ------------------

          A.   Commitments.  Subject to the terms and conditions of this
               -----------
Agreement and in reliance upon the representations and warranties of Loan Parties set forth herein and in the other Loan Documents, each Lender hereby severally agrees to make the applicable Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii) and 2.1A(iv) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(v).

               (i)     Tranche A Term Loans.  Each Lender with a Tranche A Term
                       --------------------
Loan Commitment severally agrees to lend to Company on July 1, 1998 an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                               ------------
amount of the Tranche A Term Loan Commitments is $225,000,000; provided that the
                                                               --------
Tranche A Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

               (ii)    Existing Tranche B Term Loans.  Each Lender with an
                       -----------------------------
Existing Tranche B Term Loan Commitment severally agrees to lend to Company on March 31, 1999 an amount not exceeding its Pro Rata Share of the aggregate amount of the Existing Tranche B Term Loan Commitments. The amount of each Lender's Existing Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche B Term
   ------------
Loan Commitments is $100,000,000; provided that the Existing Tranche B Term Loan
                                  --------
Commitments of Lenders shall be adjusted to give effect to any assignments of the Existing Tranche B Term Loan Commitments pursuant to subsection 10.1B. Company may make only one borrowing under the Existing Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

               (iii)   Additional Tranche B Term Loans.  Each Lender with an
                       -------------------------------
Additional Tranche B Term Loan Commitment severally agrees to lend to Company on the Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Additional Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Additional Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the
                                             ------------
aggregate amount of the Additional Tranche B Term Loan Commitments is $275,000,000; provided that the Additional Tranche B Term Loan
              --------
Commitments of Lenders shall be adjusted to give effect to any assignments of the Additional Tranche B Term Loan Commitments pursuant to subsection 10.1B. Company may make only one borrowing under the Additional Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed. From and after the Effective Date, the Existing Tranche B Term Loans and the Additional Tranche B Term Loans of each Lender shall be treated as one Tranche B Term Loan for purposes of this Agreement.

               (iv)    Revolving Loans.  Each Lender with a Revolving Loan
                       ---------------
Commitment severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to maintain such existing Revolving Loans and to lend to Company from time to time during the period from July 1, 1998 to but excluding the Revolving Loan Commitment Termination Date an aggregate amount which shall not exceed its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the
            ------------
Revolving Loan Commitments is $175,000,000; provided that the Revolving Loan
                                            --------
Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; provided further,
                                                             -------- -------
that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Notwithstanding anything contained herein to the contrary, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

               (v)     Swing Line Loans.  Swing Line Lender hereby agrees,
                       ----------------
subject to the limitations set forth below with respect to the maximum aggregate amount of all Swing Line Loans outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from July 1, 1998 to but excluding the Revolving Loan Commitment Termination Date by making Base Rate Loans as Swing Line Loans to Company in an aggregate amount not to exceed the amount of the Swing Line Loan Commitment, to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with the sum of Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; provided that the amounts of the Swing Line
             --------

Loan Commitment are subject to reduction as provided in clause (b) of the next paragraph. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Notwithstanding anything contained herein to the contrary, the Swing Line Loans, and the Swing Line Loan Commitment shall be subject to the following limitations in the amounts indicated:

          (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect;

          (b) any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B which reduces the aggregate Revolving Loan Commitments to an amount less than the then current sum of the Swing Line Loan Commitment shall result in an automatic corresponding pro rata reduction of the Swing Line Loan Commitment such that the sum thereof equals the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans to Company on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid, shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans to Company and shall be due under the Revolving Note issued by Company to Swing Line Lender. Company hereby authorizes each of Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          If for any reason Revolving Loans are not made pursuant to this subsection 2.1A(v) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender with a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each such Lender shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Funding and Payment Office. In order to evidence such participation each such Lender agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance satisfactory to Swing Line Lender. In the event any such Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate, as applicable.

          Notwithstanding anything contained herein to the contrary, (i) the obligation of each Lender with a Revolving Loan Commitment to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each such Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no
                                                            --------
such Lender shall have any such obligation unless (x) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or (y) such Lender had actual knowledge, by receipt of any notices required to be delivered to such Lenders pursuant to subsection 6.1(ix) or otherwise, that any such condition under Section 4 had not been satisfied and such Lender failed to notify Swing Line Lender and Administrative Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (any such notice to be effective as of the date of receipt thereof by Swing Line Lender and Administrative Agent), or (z) the satisfaction of any such condition under Section 4 not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (ii) Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected not to do so after the occurrence and during the continuation of a Potential Event of Default or Event of Default.

          B.  Borrowing Mechanics.  Term Loans or Revolving Loans (including any
              -------------------
such Loans made as Eurodollar Rate Loans with a particular Interest Period) made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(v) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing or payment under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent on behalf of Company a Notice of Borrowing no later than 12:00 Noon (New York time), at least three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan, or at least one Business Day in advance of the proposed Funding Date in the case of a Base Rate Loan. Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be Base Rate Loans, (iv) in the case of any Loans other than Swing Line Loans, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be
                                      --------
promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing are no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by

Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

          C.  Disbursement of Funds.  All Term Loans and all Revolving Loans
              ---------------------
under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing and of the amount of such Lender's Pro Rata Share of the applicable Loans.

          Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 12:00 Noon (New York time) on the applicable Funding Date, in each case in same day funds, at the Funding and Payment Office. Except as provided in subsection 2.1A(v) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of an honored drawing or payment under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Additional Tranche B Term Loans made on the Effective Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

          Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three

Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate applicable to such Loan. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

          D.  The Register.
              ------------

               (i) Administrative Agent shall maintain, at the address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (ii) Administrative Agent shall record in the Register the Commitments and the outstanding Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the outstanding Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided,
                                                                    --------
     that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

               (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be prima facie evidence of the amount of such Loans; provided that failure to make any such recordation, or any error in such
     --------
     recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided, further that in the event of any
                           --------  -------
     inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

               (iv) Company, Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any Commitment or Loan shall be effective, in each case unless an until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

               (v) Company hereby designates Chase, and any financial institution serving as a successor Administrative Agent, to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Chase serves in such capacity, Chase and its officers, directors, employees, agents and affiliates shall constitute Indemnities for all purposes under subsection 10.3.

          E.  Notes.  Company shall execute and deliver on or before the
              -----
Effective Date (i) to each requesting Lender (or to Administrative Agent for that Lender) (a) a Tranche A Term Note substantially in the form of Exhibit IV
                                                                    ----------
annexed hereto, to evidence that Lender's Tranche A Term Loans in the principal amount of that Lender's Tranche A Term Loans and with other appropriate insertions, (b) a Tranche B Term Note substantially in the form of Exhibit V
                                                                   ---------
annexed hereto, to evidence that Lender's Tranche B Term Loans in the principal amount of that Lender's Tranche B Term Loans and with other appropriate insertions, (c) [Reserved] and (d) a Revolving Note substantially in the form of
Exhibit VII annexed hereto to evidence that Lender's Revolving Loans, in the
-----------
principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions, and (ii) to Swing Line Lender, a Swing Line Note substantially in the form of Exhibit VIII annexed hereto to evidence Swing Line
                             ------------
Lender's Swing Line Loans, in the principal amount of the Swing Line Commitment and with other appropriate insertions. The Notes and the Obligations evidenced thereby shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement and the other Loan Documents and shall be guarantied and/or secured by the Collateral as provided in the Loan Documents.

     2.2  Interest on the Loans.
          ---------------------

          A.  Rate of Interest.  Subject to the provisions of subsections 2.6
              ----------------
and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be, plus the Applicable Margin. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate, plus the Applicable Margin. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day any Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate, plus the Applicable Margin for Base Rate Loans.

          Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

               (i)   if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                           ----
     the Applicable Margin for Base Rate Loans; or

               (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Loans.

          Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the
                                                                       ----
Applicable Margin with respect to Base Rate Revolving Loans.

          B.  Interest Periods.  In connection with each Eurodollar Rate Loan,
              ----------------
Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one-, two-, three- or six-month period; provided that:
--------

               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/ Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond June 30, 2005, no interest period with respect to any portion of the Tranche B Term Loans shall extend beyond September 30, 2006, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

               (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Term Loans unless the sum of (a) the aggregate principal amount of such Term Loans that are Base Rate Loans plus
                                                                            ----
     (b) the aggregate principal amount of such Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

               (vii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of
     (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Revolving Loans that are
           ----
     Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitments then in effect over
     ----
     the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

               (viii) there shall be no more than ten (10) Interest Periods outstanding at any time; and

               (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

          C.  Interest Payments.  Subject to the provisions of subsection 2.2E,
              -----------------
interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event that any Swing Line Loans, any Revolving
           --------
Loans or any Term Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans, Revolving Loans or Term Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

          D.  Conversion or Continuation.  Subject to the provisions of
              --------------------------
subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $500,000 and integral multiples of $250,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $250,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base
--------  -------
Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in
                 --------
writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

          E.  Post-Default Interest.  Upon the occurrence and during the
              ---------------------
continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code, or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Revolving Loans bearing interest at a rate determined by reference to the Base Rate); provided that, in the case of Eurodollar Rate
                             --------
Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate equal to 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans that are Term Loans or Revolving Loans, as applicable. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or Lender.

          F.  Computation of Interest.  Interest on Loans shall be computed on
              -----------------------
the basis of a 360-day year and for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.

     2.3  Fees.
          ----

          A.  Commitment Fees.  Company agrees to pay to Administrative Agent,
              ---------------
for distribution to each Lender having a Revolving Loan Commitment, in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees ("Commitment Fees"; each, a "Commitment Fee") for the period from and including July 1, 1998 to and excluding the Revolving Loan Commitment Termination Date equal to (i) the average of the daily excess of the Revolving Loan Commitments over the sum of (x) the aggregate principal amount of Revolving Loans outstanding (but not any Swing Line Loans outstanding), and (y) the Letter of Credit Usage multiplied by (ii) the Applicable Margin for Commitment Fees.
                -------------
All such Commitment Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year and on the Revolving Loan Commitment Termination Date.

          B.  Other Fees.  Company agrees to pay to Agents such other fees in
              ----------
the amounts and at the times separately agreed upon between Company and the applicable Agents.

     2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments under Guaranties.
          ---------------------------------------------------------------------

          A. Scheduled Payments of Term Loans and Scheduled Reductions of Revolving Loan Commitments.
               ----------------------------------------------------------------

       (i)     Scheduled Payments of Tranche A Term Loans.  Company shall make
               ------------------------------------------
principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

------------------------------------------------------------------------------
                                            SCHEDULED REPAYMENT
             DATE                               OF TERM LOANS
------------------------------------------------------------------------------

     December 31, 1998                       $ 5,000,000
------------------------------------------------------------------------------

     March 31, 1999                          $ 5,000,000
     June 30, 1999                           $ 5,000,000
     September 30, 1999                      $ 5,000,000
     December 31, 1999                       $ 5,000,000
------------------------------------------------------------------------------

     March 31, 2000                          $ 5,000,000
     June 30, 2000                           $ 5,000,000
     September 30, 2000                      $ 7,500,000
     December 31, 2000                       $ 7,500,000
------------------------------------------------------------------------------

     March 31, 2001                          $ 7,500,000
     June 30, 2001                           $ 7,500,000
     September 30, 2001                      $ 7,500,000
     December 31, 2001                       $ 7,500,000
------------------------------------------------------------------------------

     March 31, 2002                          $ 7,500,000
     June 30, 2002                           $ 7,500,000
     September 30, 2002                      $10,000,000
     December 31, 2002                       $10,000,000
------------------------------------------------------------------------------

     March 31, 2003                          $10,000,000
     June 30, 2003                           $10,000,000
     September 30, 2003                      $10,000,000
     December 31, 2003                       $10,000,000
------------------------------------------------------------------------------

     March 31, 2004                          $10,000,000
     June 30, 2004                           $10,000,000
     September 30, 2004                      $12,500,000
     December 31, 2004                       $12,500,000
------------------------------------------------------------------------------

     March 31, 2005                          $12,500,000
     June 30, 2005                           $12,500,000
==============================================================================

provided that the scheduled installments of principal of the Tranche A Term
--------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4C; and provided further, that the final installment payable by Company in
          ----------------
respect of the Tranche A Term Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

          (ii)   Scheduled Payments of Tranche B Term Loans.  Company shall make
                 ------------------------------------------
principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

------------------------------------------------------------------------------
                                            SCHEDULED REPAYMENT
              DATE                              OF TERM LOANS

------------------------------------------------------------------------------

     June 30, 1999                          $125,000
     September 30, 1999                     $125,000
     December 31, 1999                      $812,500
------------------------------------------------------------------------------

     March 31, 2000                         $812,500
     June 30, 2000                          $812,500
     September 30, 2000                     $812,500
     December 31, 2000                      $812,500
------------------------------------------------------------------------------

     March 31, 2001                         $812,500
     June 30, 2001                          $812,500
     September 30, 2001                     $812,500
     December 31, 2001                      $812,500
------------------------------------------------------------------------------

     March 31, 2002                         $812,500
     June 30, 2002                          $812,500
     September 30, 2002                     $812,500
     December 31, 2002                      $812,500
------------------------------------------------------------------------------

     March 31, 2003                         $812,500
     June 30, 2003                          $812,500
     September 30, 2003                     $812,500
     December 31, 2003                      $812,500
------------------------------------------------------------------------------

     March 31, 2004                         $812,500
     June 30, 2004                          $812,500
     September 30, 2004                     $812,500
     December 31, 2004                      $812,500
------------------------------------------------------------------------------

     March 31, 2005                         $812,500
     June 30, 2005                          $812,500
     September 30, 2005                     $812,500
     December 31, 2005                      $812,500
------------------------------------------------------------------------------

     March 31, 2006                         $118,145,500
     June 30, 2006                          $118,145,500
     September 30, 2006                     $118,146,500
==============================================================================

provided that the scheduled installments of principal of the Tranche B Term
--------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the

Tranche B Term Loans in accordance with subsection 2.4C; and provided further,
                                                             ----------------
that the final installment payable by Company in respect of the Tranche B Term Loans shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

       (iii)  [Reserved].

       (iv)   Scheduled Reductions of Revolving Loan Commitments.  Except as
              --------------------------------------------------
set forth in the following proviso, the Revolving Loan Commitments shall be permanently reduced on the date and in the amount set forth below:

------------------------------------------------------------------------------
                                            SCHEDULED REDUCTION
              DATE                           OF REVOLVING LOAN
                                                COMMITMENTS
------------------------------------------------------------------------------

     June 30, 2005                         $175,000,000
------------------------------------------------------------------------------

and provided further, that the scheduled reductions of the Revolving Loan
    ----------------
Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4C.

          B.   Prepayments and Voluntary Reductions in Revolving Loan
                                                       --------------
               Commitments.
               -----------------

       (i)     Voluntary Prepayments.  Company may, upon written or telephonic
               ---------------------
notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay, without premium or penalty, any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount. In addition, so long as no Swing Line Loans are then outstanding, Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay, without premium or penalty, the Loans other than Swing Line Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount; provided, however, that prepayment of a Eurodollar Rate Loan on any day
        --------  -------
other than the expiration of the Interest Period applicable thereto shall be subject to compliance with subsection 2.6D. Notice of prepayment having been given as aforesaid, the Loans shall become due and payable on the prepayment date specified in such notice and in the aggregate principal amount specified therein. Any voluntary prepayments pursuant to this subsection 2.4B(i) shall be applied as specified in subsection 2.4C.

          (ii)     Voluntary Reductions of Revolving Loan Commitments.  Company
                   --------------------------------------------------
may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan
           --------
Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $250,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in such notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4C.

          (iii)    Mandatory Prepayments and Mandatory Reductions of Revolving
                   -----------------------------------------------------------
Loan Commitments.
----------------

              The Loans shall be prepaid and the Revolving Loan Commitments shall be reduced in the manner provided in subsection 2.4C upon the occurrence of the following circumstances:

              (a) Prepayments and Reductions from Asset Sales. No later than the
                  -------------------------------------------
     second Business Day following the date of receipt by Company or any of its Subsidiaries of the Net Cash Proceeds of any Asset Sale (other than any portion of such Net Cash Proceeds that is reinvested (or scheduled for reinvestment) in assets of the general type used in the business of Company and its Subsidiaries within 360 days from the date of receipt of such Net Cash Proceeds (such Net Cash Proceeds that are reinvested or to be reinvested not to exceed $55,000,000 in aggregate amount in any Fiscal
     Year)), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an aggregate amount equal to such Net Cash Proceeds; provided, however, that Company may not reinvest (or schedule for
               --------  -------
     reinvestment) Net Cash Proceeds upon the occurrence and during the continuation of an Event of Default. Company shall, no later than 360 days after receipt of any such Net Cash Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be reduced) in the full amount of all such proceeds that have not therefore been so reinvested. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to this subsection 2.4B(iii)(a), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of Net Cash Proceeds of any Asset Sale requiring a prepayment or a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a), determine that the prepayments and/or reductions of the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Company shall promptly cause to be made an additional prepayment of the Loans (and/or reduction in the Revolving Loan Commitments) in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit.

          (b)   Prepayments and Reductions Due to Issuance of Debt. On or prior
                --------------------------------------------------
     to the first Business Day after receipt by Company or any of its Subsidiaries of any proceeds of any Indebtedness (other than the Loans and any other Indebtedness permitted under subsection 7.1(i), (ii), (iii),
     (iv), (v), (vii) or (viii)), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to the amount of such proceeds; provided, however, that such proceeds from
                              --------  -------
     Indebtedness permitted under subsection 7.1(vi) shall not be applied to prepay Loans pursuant to this subsection if and to the extent such proceeds are applied by Company to repay the Indebtedness with respect to the Subordinated Notes; and provided further, that payment or acceptance of the
                             -------- -------
     amounts provided for in this subsection 2.4B(iii)(b) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of Agents or Lenders.

          (c)   Prepayments and Reductions Due to Issuance of Equity Securities.
                ---------------------------------------------------------------
     At any time the Leverage Ratio is greater than 3.25:1.00, on or prior to the first Business Day after receipt by Company or any of its Subsidiaries of any Equity Proceeds after the Effective Date, Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an amount equal to 50% of such Equity Proceeds; provided, however, that such Equity
                                           --------  -------
     Proceeds shall not be applied to prepay Loans pursuant to this subsection if and to the extent such Equity Proceeds were derived (x) directly or indirectly from a sale of Securities to employees or directors of Company and its Subsidiaries pursuant to any employee stock option or stock purchase plan or other employee benefit plan, and (y) from sales of Securities to management officers and directors after July 1, 1998 to the extent the consideration paid therefor does not exceed $5,000,000.

          (d)   Prepayments and Reductions from Insurance and Condemnation
                ----------------------------------------------------------
     Proceeds.  No later than the second Business Day following the date of
     --------
     receipt by Company or any of its Subsidiaries of any cash payments under any of the casualty insurance policies covering damage to or loss of property maintained pursuant to subsection 6.4 resulting from damage to or loss of all or any portion of the Collateral or any other tangible asset (net of actual and documented reasonable costs incurred by Company or any of its Subsidiaries in connection with adjustment and settlement thereof, "Insurance Proceeds") or any proceeds resulting from the taking of assets by the power of eminent domain, condemnation or otherwise (net of actual and documented reasonable costs incurred by Company or any of its Subsidiaries in connection with adjustment and settlement thereof, "Condemnation Proceeds") (other than, if no Event of Default shall have occurred and be continuing or shall be caused thereby, any portion of any such proceeds that is reinvested

     (or scheduled for reinvestment) in assets of the general type used in the business of Company and its Subsidiaries within 360 days from the date of receipt of such proceeds), Company shall prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in the amount of such proceeds not so reinvested (or scheduled for such reinvestment). Company shall, no later than 360 days after receipt of any such Insurance Proceeds or Condemnation Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be reduced) in the full amount of all such proceeds that have not therefore been reinvested in such assets.

          (e)   Prepayments and Reductions from Consolidated Excess Cash Flow.
                -------------------------------------------------------------
     In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending in December 1998), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow for such Fiscal Year; provided however, that if the Leverage Ratio is less
                           -------- -------
     than or equal to 4.00:1.00, then such prepayment of the Loans and/or reduction of the Revolving Loan Commitments shall be in an aggregate amount equal to 25% of such Consolidated Excess Cash Flow for such Fiscal Year.

          (f)   Prepayments Due to Reductions or Restrictions of Revolving Loan
                ---------------------------------------------------------------
     Commitments.  Company shall prepay the Swing Line Loans and/or the
     -----------
     Revolving Loans from time to time to the extent necessary so that (y) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect, and (z) the aggregate principal amount of all outstanding Swing Line Loans shall not at any time exceed the Swing Line Loan Commitment then in effect. All Swing Line Loans shall be prepaid in full prior to the prepayment of any Revolving Loans pursuant to this subsection 2.4B(iii)(f).

          C.    Application of Prepayments and Unscheduled Reductions of
                                                           -------------
                Revolving Loan Commitments.
                --------------------------

          (i)   Application of Voluntary Prepayments by Type of Loans.  Any
                -----------------------------------------------------
voluntary prepayments pursuant to subsection 2.4B(i) shall be applied:  first to
                                                                        -----
repay outstanding Swing Line Loans to the full extent thereof, second to repay
                                                               ------
outstanding Revolving Loans to the full extent thereof, and third, to repay
                                                            -----
outstanding Tranche A Term Loans and Tranche B Term Loans pro rata and shall be applied to the respective remaining installments thereof on a pro rata basis to the full extent thereof.

          (ii)  Application of Mandatory Prepayments by Type of Loans.  Any
                -----------------------------------------------------
amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) shall be applied: first to prepay the Tranche A
                                                -----
Term Loans and Tranche B Term Loans pro rata and shall be applied to the respective remaining installments thereof on a pro rata basis to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount,
         ------
to prepay the

Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the
                                                             -----
extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of
                                                       ------
any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof; provided however, that so
                                                       -------- -------
long as any Tranche A Term Loans are outstanding, each Lender of Tranche B Term Loans shall have the right to refuse all or any portion of any mandatory prepayment allocable to it, and the amount so refused shall be applied to prepay the Tranche A Term Loans. Notwithstanding the foregoing or anything herein to the contrary, no portion of the proceeds of Indebtedness permitted under subsection 7.1(vi) which are applied to prepay the Loans shall be applied to permanently reduce the Revolving Loan Commitments.

          (iii)    Application of Prepayments of Term Loans to the Scheduled
                   ---------------------------------------------------------
Installments of Principal Thereof.  Any prepayments of the Tranche A Term Loans
---------------------------------
or Tranche B Term Loans pursuant to subsection 2.4B(i) or 2.4B(iii) shall be applied to prepay the Tranche A Term Loans or Tranche B Term Loans on a pro rata basis in accordance with the outstanding principal amounts thereof. Any mandatory prepayments applied to the Tranche A Term Loans or Tranche B Term Loans pursuant to this subsection shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Tranche A Term Loans or Tranche B Term Loans set forth in subsections 2.4A(i) or 2.4A(ii), respectively, that is unpaid at the time of such prepayment.

          (iv)     Application of Prepayments to Base Rate Loans and Eurodollar
                   ------------------------------------------------------------
Rate Loans.  Considering Term Loans and Revolving Loans being prepaid
----------
separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

          (v)      Application of Unscheduled Reductions of Revolving Loan
                   -------------------------------------------------------
Commitments.  Any voluntary or mandatory reduction of the Revolving Loan
-----------
Commitments pursuant to subsection 2.4B(ii) or 2.4B(iii) shall be applied to reduce the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(iv) in reverse chronological order.

              D.   Application of Proceeds of
                   Collateral and Payments Under Guaranties.
                   ----------------------------------------

          (i)      Application of Proceeds of Collateral.  Except as provided in
                   -------------------------------------
subsection 2.4B(iii)(a) with respect to prepayments from Net Cash Proceeds of Asset Sales, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

          (a) To the payment of all costs and expenses of such sale, collection or other realization, including without limitation reasonable compensation to Administrative Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all reasonable costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

          (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

          (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii)   Application of Payments Under Guaranties.  All payments
                 ----------------------------------------
received by Administrative Agent under any Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

          (a) To the payment of the reasonable costs and expenses of any collection or other realization under such Guaranty, including without limitation reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

          (b) thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

          (c) thereafter, to the extent of any excess of such payments, to the payment the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          E.     General Provisions Regarding Payments.
                 -------------------------------------

          (i)    Manner and Time of Payment.  All payments by Company of
                 --------------------------
principal, interest, fees and other Obligations hereunder and under the Notes shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with such Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)   Application of Payments to Principal and Interest.  Except as
                 -------------------------------------------------
provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and in any event any payments made in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii)  Apportionment of Payments.  Aggregate principal and interest
                 -------------------------
payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office specified on Schedule 2.1 or at such other address as such Lender
                            ------------
may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4E(iii) if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)   Payments on Business Days.  Whenever any payment to be made
                 -------------------------
hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)    Notation of Payment.  Each Lender agrees that before disposing
                 -------------------
of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to
                                                  --------
make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

     2.5  Use of Proceeds.
          ---------------

          A.  Additional Tranche B Term Loans.  The proceeds of the Additional
              -------------------------------
Tranche B Term Loans shall be applied to (i) finance the Lender's Bagels Acquisition and (ii) pay related fees and expenses in connection therewith.

          B.  Revolving Loans; Swing Line Loans.  The proceeds of the Revolving
              ---------------------------------
Loans and any Swing Line Loans have been and shall be applied by Company to finance expenditures which are included in the definition of Consolidated
Capital Expenditures and for working capital and general corporate purposes, including acquisitions in accordance with subsection 7.7(vi), and which may include the making of intercompany loans to any of Company's Wholly Owned Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital and general corporate purposes.

          C.  Compliance With Laws.  Company hereby undertakes that no portion
              --------------------
of the proceeds of any Loans or other extensions of credit under this Agreement shall be used by any Loan Party in any manner which would be illegal under, or which would cause the invalidity or unenforceability (in each case in whole or in part) of any Loan Document under, any applicable law.

          D.  Margin Regulations.  Without limiting the generality of subsection
              ------------------
2.5C, no portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.6  Special Provisions Governing Eurodollar Rate Loans.
          --------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          A.  Determination of Applicable Interest Rate.  As soon as practicable
              -----------------------------------------
after 11:00 A. M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

          B.  Inability to Determine Applicable Interest Rate.  In the event
              -----------------------------------------------
that Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans, until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist (such notification not to be unreasonably withheld or delayed) and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

          C.  Illegality or Impracticability of Eurodollar Rate Loans.  In the
              -------------------------------------------------------
event that on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans, shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

          D.  Compensation For Breakage or Non-Commencement of Interest Periods.
              -----------------------------------------------------------------
Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or reemployment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including without limitation any prepayment pursuant to subsection 2.4B(i)) or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

          E.  Booking of Eurodollar Rate Loans.  Any Lender may make, carry or
              --------------------------------
transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          F.  Assumptions Concerning Funding of Eurodollar Rate Loans.
              -------------------------------------------------------
Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar
            -----------------
Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

          G.  Eurodollar Rate Loans After Default.  After the occurrence of and
              -----------------------------------
during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/ Continuation given by Company with respect to a requested borrowing or conversion/ continuation that has not yet occurred shall be deemed to be rescinded by Company.

     2.7  Increased Costs; Taxes; Capital Adequacy.
          ----------------------------------------

          A.  Compensation for Increased Costs and Taxes.  Subject to the
              ------------------------------------------
provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasigovernmental authority (whether or not having the force of law):

               (i) results in a change in the basis of taxation of such Lender (or its applicable lending office) (other than a change with respect to any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve (including, without limitation, any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder, or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Lender shall promptly notify Company and Administrative Agent thereof and Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall reasonably determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be prima facie evidence of such additional amounts.

          B.  Withholding of Taxes.
              --------------------

        (i)   Payments to Be Free and Clear.  All sums payable by Company
              -----------------------------
under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from which a payment is made by or on behalf of Company.

          (ii)   Withholding of Taxes.  If Company or any other Person is
                 --------------------
required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

            (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

            (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

            (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

            (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)    Evidence of Exemption from U.S. Withholding Tax.
                   -----------------------------------------------

            (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to July 1, 1998 (in the case of each Existing Lender), on or prior to the Effective Date (in the case of each New Lender) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or any successor forms) pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

            (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8 (or any successor form), as the case may be, accurately completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

            (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) in respect of deductions or withholdings of United States federal income taxes if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a) or 2.7B(iii)(b); provided that if such Lender shall have
                                   --------
     satisfied such requirements on the date such Lender became a Lender for all purposes under this Agreement (whether by assignment, amendment, or otherwise), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) or 2.7B(iii)(b).

          C.  Capital Adequacy Adjustment.  If any Lender shall have determined
              ---------------------------
that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by the National Association of Insurance Commissioners, any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of the National Association of Insurance Commissioners, any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender reasonably determines such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within fifteen Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          D.  Substitute Lenders.  In the event Company is required under the
              ------------------
provisions of this subsection 2.7 to make payments in a material amount to any Lender or in the event any Lender fails to lend to Company in accordance with this Agreement, Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination,
                              --------
(i) Company shall pay that Lender all principal interest and fees and other amounts (including without limitation amounts, if any, owed under this subsection 2.7) due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to Company and Administrative Agent shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

     2.8  Obligation of Lenders and Issuing Lenders to Mitigate.
          -----------------------------------------------------

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

                                   SECTION 3.
                               LETTERS OF CREDIT

     3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations
          ---------------------------------------------------------------------
Therein.
-------

          A.  Letters of Credit.  In addition to Company requesting that Lenders
              -----------------
make Tranche A Term Loans pursuant to subsection 2.1A(i), Existing Tranche B Term Loans pursuant to subsection 2.1A(ii), Additional Tranche B Term Loans pursuant to subsection 2.1A(iii), Revolving Loans pursuant to subsection 2.1A(iv), and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(v), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from July 1, 1998 to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that
                                   --------
any Lender issue (and no Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;

               (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause
                               --------
     (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; provided further that, unless
                                               -------- -------
     Requisite Lenders otherwise consent, such Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on the last day on which such Issuing Lender may give notice to the beneficiary that it will not extend such Standby Letter of Credit;

               (iv) any Commercial Letter of Credit (a) having an expiration date later than the earlier of (X) 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

               (v) any Letter of Credit denominated in a currency other than Dollars; or

               (vi) any Letter of Credit during any period when a Lender Default exists, unless each Issuing Lender has entered into arrangements satisfactory to it and Company to eliminate such Issuing Lender's risk with respect to the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage (after giving effect to the issuance of the proposed Letter of Credit).

          B.  Mechanics of Issuance.
              ---------------------

        (i)   Notice of Issuance.  Whenever Company desires the issuance of a
              ------------------
Letter of Credit, it shall deliver to Administrative Agent, at the Funding and Payment Office, a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York time) at least five Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of or maximum aggregate liability under, as applicable, the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in
                                         --------
its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; provided further that no
                                                        -------- -------
Letter of Credit shall require payment against a conforming draft or other request for payment to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft or other request for payment is required to be presented is located) that such draft or other request for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such Business Day.

          Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company shall be deemed to have recertified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          (ii)   Determination of Issuing Lender.  Upon receipt by
                 -------------------------------
Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and such Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the sum of the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

          (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver
                 ----------------------------
(in accordance with subsection 10.6) of the conditions set forth in subsection 4.2, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures (any such issuance by Administrative Agent being effected through the Funding and Payment Office), and upon its issuance of such Letter of Credit the Issuing Lender shall promptly notify Administrative Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

          (iv)   Reports to Lenders.  Within 30 days after the end of each
                 ------------------
calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Administrative Agent and Administrative Agent shall deliver to each Lender a report setting forth for such calendar quarter the daily maximum amount available to be drawn under the Letters of Credit that were outstanding during such calendar quarter.

             C.  Lenders' Purchase of Participations in Letters of Credit.
                 --------------------------------------------------------
Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored or payments made thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn or required to be paid thereunder.

     3.2  Letter of Credit Fees.
          ---------------------

          Company agrees to pay the following amounts to each Issuing Lender with respect to Letters of Credit issued by it for the account of Company:

               (i) with respect to each Letter of Credit, (a) a fronting fee equal to 1/4 of 1% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a Letter of Credit fee equal to the product of (x) the Applicable Margin with respect to Eurodollar Rate Revolving Loans and (y) the daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

               (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Promptly upon receipt by such Issuing Lender of any amount described in clause
(i)(b) of this subsection 3.2, such Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

     3.3  Drawings and Payments and Reimbursement of Amounts Paid
          Under Letters of Credit.
          -------------------------------------------------------

          A.  Responsibility of Issuing Lender With Respect to Requests For
              -------------------------------------------------------------
Drawings and Payments.  In determining whether to honor any drawing or request
---------------------
for payment under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

          B.  Reimbursement by Company of Amounts Paid Under Letters of Credit.
              ----------------------------------------------------------------
In the event an Issuing Lender has determined to honor a drawing or request for payment under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored or such payment is made (the applicable "Reimbursement Date"), in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the
              --------
contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York time) on the date of such drawing or request for payment that Company intends to reimburse such Issuing Lender for the amount of such honored drawing or payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans which are Base Rate Loans, on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the applicable Reimbursement Date, make Revolving Loans and in the amount of such honored drawing or payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing or payment; provided further that
                                                          -------- -------
if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the applicable Reimbursement Date in an amount equal to the amount of such honored drawing or payment, Company shall reimburse such Issuing Lender, on demand, in an amount in Dollars and in same day funds equal to the excess of the amount of such honored drawing or payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

          C.  Payment by Lenders of Unreimbursed Payments Under Letters of
              ------------------------------------------------------------
Credit.
------

          (i) Payment by Lenders.  In the event that Company shall fail for any
              ------------------
reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any honored drawing or payment made by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing or payment and of such other Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii)   Distribution to Lenders of Reimbursements Received From
                 -------------------------------------------------------
Company.  In the event any Issuing Lender shall have been reimbursed by other
-------
Lenders pursuant to subsection 3.3C(i) for all or any portion of any honored drawing or payment made by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing or payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing or payment when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

             D. Interest on Amounts Paid Under Letters of Credit.
                ------------------------------------------------

          (i)   Payment of Interest by Company.  Company agrees to pay to each
                ------------------------------
Issuing Lender, with respect to drawings honored or payments made under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing or payment from the date such drawing is honored or payment is made to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored or payment is made to but excluding the applicable Reimbursement Date, the Base Rate plus the Applicable Margin with
                                             ----
respect to Base Rate Revolving Loans, and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest described in the foregoing clause (a). Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing or payment under a Letter of Credit is reimbursed in full.

          (ii)  Distribution of Interest Payments by Issuing Lender.  Promptly
                ---------------------------------------------------
upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i), (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date of the applicable honored drawing or payment under a Letter of Credit issued by such Issuing Lender to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing or payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the Letter of Credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored or payment had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing or payment, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing or payment such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing or payment so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing or payment is reimbursed by Company. Any such distribution shall be made to a Lender at its Lending Office set forth on Schedule 2.1 or at such other address as such Lender may request.
             ------------

     3.4  Obligations Absolute.
          --------------------

          The obligation of Company to reimburse each Issuing Lender for drawings honored or payments made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

     3.5  Indemnification; Nature of Issuing Lender's Duties.
          --------------------------------------------------

          A.  Indemnification.  In addition to amounts payable as provided in
              ---------------
subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing or other request for payment under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

          B.  Nature of Issuing Lenders' Duties.  As between Company and any
              ---------------------------------
Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing or payment under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

     3.6  Increased Costs and Taxes Relating to Letters of Credit  .
          -------------------------------------------------------

          In the event that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) results in any change in the basis of taxation of such Issuing Lender or Lender (or its applicable lending or letter of credit office) (other than a change with respect to any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

               (ii) imposes, modifies or holds applicable any reserve (including, without limitation, any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

               (iii) imposes any other condition on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (reasonably determined by such Issuing Lender or Lender) as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be prima facie evidence of such additional amounts.

                                  SECTION 4.
                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

     4.1  Conditions to Additional Tranche B Term Loans.
          ---------------------------------------------

          The obligations of Lenders to make the Additional Tranche B Term Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

          A.  Company Documents.
              -----------------

              On or before the Effective Date, Company shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Effective Date:

(i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Effective Date;

(ii) Copies of its Bylaws, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

(iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

(iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

(v) Executed originals of this Agreement, the Subsidiary Guaranty, the Mortgages, and the other Loan Documents to which it is a party; and

(vi)  Such other documents as Agents may reasonably request.

          B.  No Material Adverse Effect.  Since December 31, 1998, no Material
              --------------------------
Adverse Effect (in the opinions of Administrative Agent or Lenders) shall have occurred.

          C.  No Other Indebtedness Outstanding.  Administrative Agent shall
              ---------------------------------
have received an Officers' Certificate of Company stating that, after giving effect to the Lender's Bagels Acquisition, Loan Parties shall have no Indebtedness outstanding other than Indebtedness permitted under the Loan Documents.

          D.  Necessary Consents.  Company shall have obtained all consents
              ------------------
necessary or advisable in connection with the Lender's Bagels Acquisition, the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to Administrative Agent (except as disclosed to and approved by Administrative Agent).

          5.  Consummation of Lender's Bagels Acquisition.
              -------------------------------------------

(i) Administrative Agent shall have received executed or conformed copies of the Lender's Bagels Acquisition Agreement and any amendments thereto and documents executed in connection therewith;

(ii) the Lender's Bagels Acquisition Agreement shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of the Administrative Agent;

(iii) the parties to the Lender's Bagels Acquisition Agreement shall not have failed in any material respect to perform any material obligation or covenant required by the Lender's Bagels Acquisition Agreement to be performed or complied with by any of them on or before the Effective Date;

(iv) all conditions to the Lender's Bagels Acquisition set forth in the Lender's Bagels Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent;

(v) Administrative Agent shall have received evidence in form and substance satisfactory to Administrative Agent that the Lender's Bagels Acquisition shall become effective in accordance with the terms of the Lender's Bagels Acquisition Agreement immediately upon the making of the Additional Tranche B Term Loans; and

(vi) Administrative Agent shall have received an Officer's Certificate of Company to the effect set forth in clauses (i) - (v) above and stating that Company will proceed to consummate the Lender's Bagels Acquisition immediately upon the making of the Additional Tranche B Term Loans.

          F.   Collateral Access Agreements.  Administrative Agent shall have
               ----------------------------
received from Company Collateral Access Agreements in form and substance satisfactory to Administrative Agent with respect to any facility which equipment of Company is located on the Effective Date. Company shall not own interest in any real property on the Effective Date other than the real property listed on Schedule 4.1F

          G.   Perfection of Security Interests in Personal Property and Mixed
               ---------------------------------------------------------------
Collateral.  Company shall have taken or caused to be taken such actions in such
----------
a manner so that Administrative Agent has, for the benefit of Agents and Lenders, a valid and perfected First Priority security interest in the entire personal property and mixed Collateral. Such actions shall include, without limitation: (i) the delivery pursuant to the applicable Collateral Documents of
(a) certificates (which certificates shall be properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank all in form and substance satisfactory to Administrative Agent) representing all of the shares of capital stock required to be pledged pursuant to the Collateral Documents, and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral; (ii) delivery to Agents of (a) the results of a recent search, by a Person satisfactory to Agents, of all effective Uniform Commercial Code financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any additional personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search; (iii) the delivery to Administrative Agent of Uniform Commercial Code financing statements and fixture filings executed by the applicable Loan Parties as to all such Collateral granted by such Loan Parties for all jurisdictions as may be necessary or desirable to perfect Administrative Agent's security interest in such Collateral; (iv) the delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO or the United States Copyright Office in order to create or perfect Liens in respect of any additional IP Collateral or any additional registered copyrights of Company; and (v) the delivery to Administrative Agent of evidence reasonably satisfactory to Administrative Agent that all other filings (including, without limitation, filings of Uniform Commercial Code termination statements and termination statements with respect to prior Liens on IP Collateral), recordings and other actions that Administrative Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Administrative Agent in personal and mixed property shall have been made.

          H.   Opinions of Loan Parties' Counsel.  Lenders and their respective
               ---------------------------------
counsel shall have received (i) originally executed copies of one or more favorable written opinions of Richards & O'Neil, LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinion designated in
Exhibit XIV annexed hereto and as to such other matters as Administrative Agent
-----------
acting on behalf of Lenders may reasonably request, including, without limitation, as to no breach of any provision of the Subordinated Notes and as to the Additional Tranche B Term Loans constituting "Senior Indebtedness" under and as defined in the Subordinated Note Indentures, and (ii) evidence satisfactory to Administrative Agent that Loan Parties have instructed such counsel to deliver such opinion to Lenders.

          I.  Opinions of Agents' Counsel.  Lenders shall have received (i)
              ---------------------------
originally executed copies of one or more favorable written opinions of Simpson Thacher & Bartlett, counsel to Agents, dated as of the Effective Date, substantially in the form of Exhibit XV annexed hereto and as to such other
                             ----------
matters as Agents acting on behalf of Lenders may reasonably request and (ii) originally executed copies of one or more favorable written opinions of Wildman, Harrold, Allen & Dix, local counsel to the Agents, dated as of the Effective Date and substantially in the form of Exhibit XVI hereto, as to such matters as
                                      -----------
Agents acting on behalf of Lenders may request.

          J.  Fees. Company shall have paid to Agents, for distribution (as
              ----
appropriate) to Agents and Lenders, the fees payable on the Effective Date referred to in subsection 2.3.

          K.  Financial Information; Pro Forma Consolidated Balance Sheet.  On
              -----------------------------------------------------------
or before the Effective Date, the Administrative Agent shall have received from Company (i) satisfactory audited financial statements of Company for the year ending December 31, 1998, (ii) a pro forma balance sheet and income statement of the Company for the fiscal year ended, December 31, 1998 prepared in accordance with GAAP and reflecting the consummation of the Lender's Bagels Acquisition, which pro forma balance sheet and income statement shall each be in form and substance satisfactory to the Administrative Agent and shall each be certified by the chief financial officer of Company as (a) prepared on good faith assumptions and on best information available to Company as of the date of delivery thereof and (b) fairly representing on the pro forma basis the financial position of the Company as at and for the fiscal year ending December 31, 1998, respectively, as adjusted as described in this clause (i), assuming that such events had occurred at such date or at the beginning of such period, respectively; and (iii) audited summary financial information with respect to Lender's Bagels Business for the fiscal year ended December 31, 1998 and unaudited summary financial information for the seven month period ended July 31, 1999.

          L.  Evidence of Insurance.  Administrative Agent shall have received
              ---------------------
satisfactory certificates of insurance with respect to each of the insurance policies required pursuant to subsection 6.4, and Agents shall be satisfied with the nature and scope of these insurance policies.

          M.  Representations and Warranties; Performance of Agreements.
              ---------------------------------------------------------
Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Effective Date, except as otherwise disclosed to and agreed to in writing by Administrative Agent.

          N.  Completion of Proceedings.  All corporate and other proceedings
              -------------------------
taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          O.  Evidence of Compliance with Conditions set forth in Section 4.2.
              ---------------------------------------------------------------
Administrative Agent shall have received satisfactory evidence that the conditions set forth in Section 4.2 have been satisfied.

          P.  Real Property.  Administrative Agent shall have received in form
              -------------
and substance satisfactory to Administrative Agent all lien searches, appraisals, mortgages and legal opinions that Administrative Agent requests in connection with any real property acquired pursuant to the Lender's Bagels Acquisition.

          Q.  Required Lenders.  Administrative Agent shall have received duly
              ----------------
executed originals of this Agreement from (i) the Requisite Lenders, (ii) Lenders holding more than 50% of the Tranche A Term Loans and (iii) Lenders holding more than 50% of the Existing Tranche B Term Loans.

     4.2  Conditions to All Loans.
          -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

          A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, signed by the chief executive officer, the chief financial officer or the controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

          B.  As of that Funding Date:

              (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed or satisfied by it on or before that Funding Date;

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it, on that Funding Date;

               (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing and that is required to be so disclosed pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

     4.3  Conditions to Letters of Credit.
          -------------------------------

          The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

          A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

          B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, signed by the chief executive officer, the chief financial officer or the controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

          C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                  SECTION 5.
                        REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date, and on the date of issuance of each Letter of Credit, that the following statements are true and correct:

     5.1  Organization, Powers, Qualification, Good Standing, Business and
          ----------------------------------------------------------------
Subsidiaries                                                      .
------------

          A.  Organization and Powers.  Each Loan Party is a corporation duly
              -----------------------
organized, validly existing and in good standing under the laws of its state of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby. Company has all requisite corporate power and authority to issue and pay the Notes.

          B.  Qualification and Good Standing.  Each Loan Party is qualified to
              -------------------------------
do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified, authorized or in good standing has not had and will not have a Material Adverse Effect.

          C.  Conduct of Business.  Company and its Subsidiaries are engaged
              -------------------
only in the businesses permitted to be engaged in pursuant to subsection 7.11.

          D.  Company and Subsidiaries.  All of the Subsidiaries of Company as
              ------------------------
of the Effective Date are identified in Schedule 5.1 annexed hereto.  The
                                        ------------
capital stock of each of the Subsidiaries of Company identified in Schedule 5.1
                                                                   ------------
annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Company and each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto are duly
                                          ------------
organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation set forth therein, have full corporate power and authority to own their assets and properties and to operate their business as presently owned and conducted and as proposed to be conducted, and are qualified to do business and in good standing in every jurisdiction where their assets are located and wherever necessary to carry out their business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto correctly sets forth the ownership interest
        ------------
of Company in each of its Subsidiaries identified therein.

          E.  Acquisitions.  Each Loan Party shall have, upon consummation
              ------------
thereof, all requisite corporate power and authority to consummate, on the terms set forth in the applicable acquisition agreement and related documents, each Permitted Acquisition consummated by it pursuant to subsection 7.7(vi). Upon consummation of any such Permitted Acquisition, such Permitted Acquisition shall have been duly authorized by all necessary corporate action of such Loan Party.

     5.2  Authorization of Borrowing, etc.
          --------------------------------

          A.  Authorization of Borrowing.  The execution, delivery and
              --------------------------
performance of the Loan Documents and the Related Agreements and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate or other action on the part of each of the Loan Parties thereto.

          B.  No Conflict.  After giving effect to the consummation of the
              -----------
transactions contemplated hereby to occur on the Effective Date, the execution, delivery and performance by each of the Loan Parties of the Loan Document and the Related Agreements to which they are parties, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws (or other analogous organizational document) of any Loan Party or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date.

          C.  Governmental Consents.  The execution, delivery and performance by
              ---------------------
the Loan Parties of the Loan Documents and Related Agreements to which they are party, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for such registrations, consents, approvals, notices or other actions which will be made, obtained or taken on or before the Effective Date.

          D.  Binding Obligation.  Each of the Loan Documents and the Related
              ------------------
Agreements has been duly executed and delivered by each of the Loan Parties party thereto and is the legally valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          E.  Valid Issuance of Company Common Stock and Subordinated Notes.
              -------------------------------------------------------------

      (i)     Company Common Stock. The Company Common Stock, when issued and
              --------------------
delivered, was duly and validly issued, fully paid and nonassessable. The issuance and sale of such Company Common Stock either (a) were registered or qualified under applicable federal and state securities laws or (b) were exempt therefrom.

      (ii)    Subordinated Notes. Company had the corporate power and
              ------------------
authority to issue the Subordinated Notes. The Subordinated Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Subordinated Note Indentures, the Subordinated Notes and the other Subordinated Note Documents are enforceable against the holders of the Subordinated Notes, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions. The issuance and sale of the Subordinated Notes either (a) were registered or qualified under applicable federal and state securities laws or (b)were exempt therefrom.

     5.3  Financial Condition.
          -------------------

          A.  Financial Statements. Company has heretofore delivered to the
              --------------------
Administrative Agent, at Lenders' request, the following financial statements and information: (i) audited financial statements of the Company for the year ended December 31, 1998 (ii) satisfactory audited financial information of the Lender's Bagels Business for the fiscal years ended December 31, 1997 and December 31, 1998 and unaudited financial information for the Lender's Bagels Business for the seven month period ended July 31, 1999, and (iii) a pro forma balance sheet of Company as at, and an income statement of the Company for the fiscal year ended, December 31, 1998 reflecting the consummation of the Lender's Bagels Acquisition. All such financial statements have been prepared in accordance with GAAP consistently applied throughout the period presented. At the date of the most recent balance sheet referred to above, Company did not have any material liability or material obligation which would be required to be included in the financial statements referred to in this subsection in accordance with GAAP which was not so included. Except as reflected in the financial statements referred to in this subsection 5.3, except for the Lender's Bagels Acquisition and the Sea Coast Acquisition and except as set forth on
Schedule 5.3 annexed hereto, during the period from December 31, 1998 to and
------------
including the date hereof there has been no sale, transfer or other disposition by any Loan Party of any material part of its business or property, no material liabilities were incurred by any Loan Party and there has been no purchase or other acquisition of any business or property by any Loan Party material in relation to the financial condition of Company at December 31, 1998.

     5.4  No Material Adverse Change; No Restricted Junior Payments.
          ---------------------------------------------------------

          Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

     5.5  Title to Properties; Liens; Intellectual Property.
          -------------------------------------------------

          A. Company and its Subsidiaries have good, sufficient and legal title to all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7.

          Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          B. Company has acquired, pursuant to the Acquisition Agreement, that which Seller has represented is the ownership of all patents, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade names, trade dress, service marks, assumed names and know-how (such items, together with all applications therefor and all other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, being collectively referred to herein as "MBW Intellectual Property") relating exclusively to, or used exclusively in connection with, the Business which (i) are owned by Seller on December 31, 1996 and (ii) are necessary, together with the rights licensed to Company under the Shared Technology License Agreement and the Patent License Agreement, for the operation of the Business as conducted on the Closing Date, except as set forth on Schedule 5.5B annexed hereto; provided,
                                         -------------                 ---------
however, that such MBW Intellectual Property does not include any rights to the
-------
brand name "Country Crock," "Pennant" or "Bakers Source."

          C. Company has acquired, pursuant to the Log Cabin Acquisition Agreement, that which Kraft has represented is the ownership of all patents, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade names, trade dress, service marks, assumed names and know-how (such items, together with all applications therefor and all other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, being collectively referred to herein as "Log Cabin Intellectual Property") relating exclusively to, or used exclusively in connection with, the Log Cabin Business which (i) are owned by Kraft on July 1, 1997 and (ii) are necessary, together with the rights licensed to Company under the Log Cabin Patent License Agreement, for the operation of the Log Cabin Business as conducted on July 1, 1997, except as set forth on Schedule 5.5C
                                                              -------------
annexed hereto.

          D. Company has acquired, pursuant to the Duncan Hines Acquisition Agreement, that which P&G has represented is the ownership of all patents, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade names, trade dress, service marks, assumed names and know-how (such items, together with all applications therefor and all other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, being collectively referred to herein as "Duncan Hines Intellectual Property") relating exclusively to, or used exclusively in connection with, the Duncan Hines Business which (i) are owned by P&G on January 16, 1998 and (ii) are necessary, together with the rights licensed to Company under the Duncan Hines Patent License Agreement, for the operation of the Duncan Hines Business as conducted on July 1, 1998, except as set forth on Schedule 5.5D annexed hereto.
             -------------

          E. Company has acquired all patents, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade names, trade dress, service marks, assumed names and know-how (such items, together with all applications therefor and all other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, being collectively referred to as "Van de Kamp's Intellectual Property") necessary for the operation of Van de Kamp's as conducted on July 1, 1998, except as set forth on Schedule 5.5E annexed hereto.
                             -------------

          F. Company has acquired all patents, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade names, trade dress, service marks, assumed names and know-how (such items, together with all applications therefor and all other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, being collectively referred to as "Sea Coast Intellectual Property") necessary for the operation of Sea Coast as conducted on March 31, 1999, except as set forth on Schedule 5.5F annexed hereto.
                -------------

          G. Company has acquired all patents, copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade names, trade dress, service marks, assumed names and know-how (such items, together with all applications therefor and all other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, being collectively referred to as "Lender's Bagels Intellectual Property") necessary for the operation of Lender's Bagels as conducted on the Effective Date, except as set forth on Schedule 5.5G annexed hereto.
                                       -------------

          H. Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the operation of its business as conducted except for Intellectual Property the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim of which any Loan Party has been given notice has been asserted and is pending by any Person challenging or questioning the use by any Loan Party of any such Intellectual Property the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     5.6  Litigation:  Adverse Facts.
          --------------------------

          There is no action, suit, proceeding, arbitration or governmental investigation (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, either individually or in the aggregate together with all other such actions, proceedings and investigations, has had, or could reasonably be expected to result in, a Material Adverse Effect. Neither Company nor any of its Subsidiaries is or has been (i) in violation of any applicable law (including any Pure Food and Drug
Laws) that has had, or could reasonably be expected to result in, a Material Adverse Effect or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that has had, or could reasonably be expected to result in, a Material Adverse Effect.

     5.7  Payment of Taxes.
          ----------------

          Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company does not know of any proposed tax assessment against Company or any of its Subsidiaries other than those which are being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings and for which reserves or other appropriate provisions, if any, as may be required in conformity with GAAP shall have been made or provided therefor.

     5.8   Performance of Agreements; Materially Adverse Agreements; Material
           ------------------------------------------------------------------
Contracts.
---------

           A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

           B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or could reasonably be expected (based upon assumptions that are reasonable at the time made) to result in, individually or in the aggregate, a Material Adverse Effect.

           C.  Schedule 5.8 contains a true, correct and complete list of all
               ------------
the Material Contracts in effect on the Effective Date. All such Material
 Contracts are in full force and effect and no defaults currently exist thereunder, except where the failure to be in full force and effect, and except for such defaults which, could not reasonably be expected to have a Material Adverse Effect.

     5.9   Governmental Regulation.
           -----------------------

           Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     5.10  Securities Activities.
           ---------------------

           Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     5.11  Employee Benefit Plans.
           ----------------------

           A. Company and each of its ERISA Affiliates are in substantial compliance with all applicable provisions and requirements of ERISA with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan, except to the extent that any non-compliance with ERISA or any such failure to perform would not result in material liability of Company or any of its ERISA Affiliates.

           B. No ERISA Event has occurred which has resulted or is reasonably likely to result in any material liability to the PBGC or to any other Person.

           C. Except to the extent required under Section 4980B of the Internal Revenue Code and/or Section 601 of ERISA, neither Company nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its Subsidiaries, except to the extent that the provision of such benefits would not have a Material Adverse Effect.

           D. No Pension Plan has an Unfunded Current Liability in an amount that would have a Material Adverse Effect.

     5.12  Certain Fees.
           ------------

           No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the loan transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

     5.13  Environmental Protection.
           ------------------------

          (i) The operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

          (ii) Company and each of its Subsidiaries have obtained all material Governmental Authorizations under Environmental Laws necessary to their respective operations, and all such Governmental Authorizations are in good standing, and Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Governmental Authorizations;

          (iii) Neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ' 9604) or comparable state laws, and, to the best knowledge of Company, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

          (iv) None of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

          (v) To the knowledge of Company, neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims that could reasonably be expected to have a Material Adverse Effect;

          (vi) Neither Company nor any of its Subsidiaries has any material contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries;

          (vii) Neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

          (viii) To the knowledge of Company, no Hazardous Materials exist on or under any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

          (ix) Neither Company nor any of its Subsidiaries nor, to the knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

          (x) To the knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility; and

          (xi) To the knowledge of Company, no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

     5.14    Employee Matters.
             ----------------

             There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     5.15    Solvency.
             --------

             Each Loan Party is, and Company and its Subsidiaries, taken as a whole, are, and, upon the incurrence of any Obligations by any Loan Party on any date on which this representation is made, will be, Solvent.

     5.16 Matters Relating to Collateral.
          ------------------------------

          A.  Creation, Perfection and Priority of Liens.  The execution and
              ------------------------------------------
delivery of the Collateral Documents by the Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1, 6.9 and 6.10 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Agents and Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

          B.  Governmental Authorizations.  No authorization, approval or other
              ---------------------------
action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

          C.  Absence of Third-Party Filings.  Except such as may have been
              ------------------------------
filed in favor of Administrative Agent as contemplated by subsection 5.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO or the United States Copyright Office.

          D.  Margin Regulations.  The pledge of the Pledged Collateral pursuant
              ------------------
to the Collateral Documents does not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          E.  Information Regarding Collateral.  All information supplied to any
              --------------------------------
Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     5.17 Related Agreements.
          ------------------

          Company has delivered to Administrative Agent complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     5.18 Disclosure.
          ----------

          The representations of Company and its Subsidiaries contained in the Loan Documents, the Related Agreements and in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to Company or the applicable Subsidiary, in the case of any document not furnished by Company or such Subsidiary) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     5.19 Subordination of Seller Notes.
          -----------------------------

          The subordination provisions of any Permitted Seller Notes, if any, will be enforceable against the holders thereof, and the Loans and other monetary obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions.

     5.20 Year 2000 Matters.
          -----------------

          Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by Company or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of Company or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, was completed by September 30, 1999. The costs to Company and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 are not expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

                                  SECTION 6.
                             AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1  Financial Statements and Other Reports.
          --------------------------------------

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent (and Administrative Agent will, after receipt thereof, deliver to each Lender):

               (i)    Monthly Financials:  as soon as available and in any event
                      ------------------
     within 30 days after each fiscal month-end (other than March, June, September and December) thereafter, the consolidated and consolidating statements of income (through the "Earnings Before Tax" line) of Company and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company as being fairly stated in all material respects, subject to changes resulting from audit and normal year-end adjustments;

               (ii)   Quarterly Financials:  as soon as available and in any
                      --------------------
     event within 45 days after the end of each Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of

     Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

               (iii)   Year-End Financials:  as soon as available and in any
                       -------------------
     event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Administrative Agent, which report shall be unqualified as to the ability of Company and its Subsidiaries to continue as a going concern and as to scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv)    Officer's and Compliance Certificates:  together with
                       -------------------------------------
     each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signer has reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and
     (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested during or at the end of the applicable accounting period;

               (v)    Reconciliation Statements:  if, as a result of any change
                      -------------------------
     in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
     (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi)   Accountants' Certification:  together with each delivery
                      --------------------------
     of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event, insofar as such condition or event relates to the covenants set forth in subsection 7.6, that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided
                                                                       --------
     that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

               (vii)  Accountants' Reports:  promptly upon receipt thereof
                      --------------------
     (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

               (viii) SEC Filings and Press Releases:  promptly upon their
                      ------------------------------
     becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

               (ix)  Events of Default, etc.:  promptly upon any officer of
                     -----------------------
     Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that is required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

               (x)   Litigation or Other Proceedings:  (a) promptly upon any
                     -------------------------------
     officer of Company obtaining knowledge of the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or Administrative Agent any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within 45 days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $1,000,000 and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

               (xi)    ERISA Events:  promptly upon becoming aware of the
                       ------------
     occurrence of any ERISA Event that could reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xii)   ERISA Notices:  with reasonable promptness, copies of
                       -------------
     (a) all written notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xiii)  Financial Plans:  as soon as available and in any event
                       ---------------
     no later than 90 days after the beginning of Fiscal Year 1999, and thereafter as soon as practicable and in any event no later than 60 days after the beginning of each subsequent Fiscal Year, a monthly consolidated and consolidating plan and financial forecast for such Fiscal Year, including, without limitation, (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such
                                       ---------
     Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information and projections as Administrative Agent may reasonably request;

               (xiv)   Insurance:  upon request by Administrative Agent, as soon
                       ---------
     as practicable and in any event not less than once each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

               (xv)    Environmental Audits and Reports:  as soon as practicable
                       --------------------------------
     following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

               (xvi)   Board of Directors:  with reasonable promptness, written
                       ------------------
     notice of any change in the Board of Directors of Company;

               (xvii)  New Subsidiaries:  promptly upon any Person becoming a
                       ----------------
     Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in Schedule 5.1 annexed hereto
                                                     ------------
     with respect to all Subsidiaries of

     Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);
                ------------
     and

          (xviii)   Other Information:  with reasonable promptness, such other
                         -----------------
     information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

     6.2  Corporate Existence, etc.
          -------------------------

          Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to the business of Company and its Subsidiaries (on a consolidated basis).

     6.3  Payment of Taxes and Claims; Tax Consolidation.
          ----------------------------------------------

          A. Company will, and will cause each of its Subsidiaries to, pay all material taxes and all assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such
                                                        --------
charge or claim need be paid if it is being contested in good faith by appropriate proceedings timely instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary consolidated with the Company.

     6.4  Maintenance of Properties; Insurance.
          ------------------------------------

          Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of casualty insurance covering damage to or loss of property shall name Administrative Agent for the benefit of Agents and Lenders as the loss payee thereunder for all losses, subject to application of proceeds as required by subsection 2.4B(iii)(d), and shall provide for at least 30 days' prior written notice to Administrative Agent of any modification or cancellation of such policy.

     6.5  Inspection; Lender Meeting.
          --------------------------

          Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers independent public accountants, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

     6.6  Compliance with Laws, etc.
          --------------------------

          Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Pure Food and Drug Laws), noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

     6.7  Environmental Disclosure and Inspection.
          ---------------------------------------

          A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and
(ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

          B. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and to conduct its own investigation of any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use all reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any such Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company shall use its reasonable efforts to obtain for Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Company, to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless each Agent and Lender from any costs, losses or liabilities relating to any Loan Party's use of or reliance on such report, (ii) no Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, no Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          C. Company shall promptly advise Administrative Agent in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

          D. Company shall promptly notify Administrative Agent of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

          E. Company shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

     6.8  Company's Remedial Action Regarding Hazardous Materials.
          -------------------------------------------------------

          Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on or under any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations unless the failure to so comply could not reasonably be expected to have a Material Adverse Effect. In the event Company or any of its Subsidiaries takes any remedial action with respect to any Hazardous Materials on or under any Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Materials is being contested in good faith by Company or such Subsidiary.

     6.9  Execution of Subsidiary Guaranty and Subsidiary Security Agreements by
          ----------------------------------------------------------------------
          Subsidiaries and Future Subsidiaries.
          ------------------------------------

          In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause each such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement and a new patent and trademark agreement substantially similar to the Patent and Trademark Security Agreement, the Log Cabin Patent and Trademark Security Agreement, the Duncan Hines Patent and Trademark Security Agreement, the Van de Kamp's Patent and Trademark Security Agreement, the Sea Coast Patent and Trademark Security Agreement and the Lender's Bagels Patent and Trademark Security Agreement (collectively, the "Subsidiary Security Agreements"), and to take all such further actions and execute all such further documents and instruments as may be required to grant and perfect in favor of Administrative Agent, for the benefit of Lenders, a First Priority security interest in all of the personal property assets of such Subsidiary described in the Subsidiary Security Agreements. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Articles or Certificate of Incorporation (or comparable constituent documents), together, if applicable, with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy, if applicable, of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty and to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and the Subsidiary Security Agreements to which such Subsidiary is a party are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of the Subsidiary Guaranty and the Subsidiary Security Agreements to which such

Subsidiary is a party, (c) the enforceability of the Subsidiary Guaranty and the Subsidiary Security Agreements to which such Subsidiary is a party against such Subsidiary, and (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

     6.10 Conforming Leasehold Interests; Matters Relating to Additional Real
          -------------------------------------------------------------------
Property Collateral.
-------------------

          A.  Conforming Leasehold Interests.  If Company or any of its
              ------------------------------
Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, use its best efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

          B.  Additional Mortgages, etc.   From and after the Closing Date, in
              --------------------------
the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Leasehold Property (other than a fee interest in a Real Property Asset or Leasehold Property with a value of $500,000 or less) or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Leasehold Property (other than a fee interest in a Real Property Asset or Leasehold Property with a value of $500,000 or less), in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being a "Mortgaged Property"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

               (i)    Additional Mortgage.  A fully executed and notarized
                      -------------------
     Mortgage in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property;

               (ii)   Opinions of Counsel.  (a) A favorable opinion of counsel
                      -------------------
     to such Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of the form of Mortgage to be recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

               (iii)  Landlord Consent and Estoppel; Recorded Leasehold
                      -------------------------------------------------
     Interest. In the case of a Mortgaged Property consisting of a Leasehold
     --------
     Property, (a) a Landlord Consent and Estoppel and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

               (iv)   Title Insurance.  (a) If required by Administrative Agent,
                      ---------------
     an ALTA mortgagee title insurance policy or an unconditional commitment therefor (a "Mortgage Policy") issued by the Title Company with respect to such Mortgaged Property, in an amount satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Mortgage creates a valid and enforceable First Priority mortgage Lien on such Mortgaged Property, subject only to a standard survey exception, which Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records;

               (v)    Title Report.  If no Mortgage Policy is required with
                      ------------
     respect to such Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

               (vi)   Copies of Documents Relating to Title Exceptions.  Copies
                      ------------------------------------------------
     of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or title report delivered pursuant to clause (v) or (vi) above;

               (vii)  Matters Relating to Flood Hazard Properties. (a) Evidence,
                      -------------------------------------------
     which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgment of receipt of written notification from Administrative Agent (1) that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (viii) Environmental Audit.  If required by Administrative
                 -------------------
     Agent, reports and other information, in form, scope and substance satisfactory to Administrative Agent and prepared by environmental consultants satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Mortgaged Property.

     6.11 Interest Rate Protection.
          ------------------------

          Within 180 days after the Effective Date, Company shall enter into one or more Interest Rate Agreements with respect to the Loans, in an amount of not less than 50% of the aggregate amount of Consolidated Total Debt, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate of not more than 10% per annum with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent and with a term of not less than three years from the Effective Date.

     6.12 Further Assurances.
          ------------------

          At any time or from time to time upon the request of Administrative Agent, Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, Company shall take, and cause each of its Subsidiaries to take, such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, Mortgages, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, and the obtaining of Collateral Access Agreements, in form and substance satisfactory to Administrative Agent, executed by any Person which is party to a co-packing agreement with Company or any of its Subsidiaries under which equipment of Company or its Subsidiaries is maintained at a facility of such Person) to ensure that the Obligations are guarantied by Subsidiary Guarantors and are secured by substantially all of the assets of Company and its Subsidiaries and all of the capital stock of Company and Subsidiary Guarantors. In the event that Company or any of its Subsidiaries creates a new Subsidiary, all of the capital stock or partnership interests of such new Subsidiary shall be duly and validly pledged to Administrative Agent for the benefit of Agents and Lenders pursuant to the Collateral Documents, subject to no other Liens.

                                  SECTION 7.

                              NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

     7.1  Indebtedness.
          ------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) Company may become and remain liable with respect to the Obligations;

               (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished (other than any such Indebtedness corresponding to extinguished Contingent Obligations permitted under subsections 7.4(i)(b));

               (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness (a) under Capital Leases capitalized on the consolidated balance sheet of Company as liabilities, (b) in respect of sale and lease-back transactions expressly permitted under subsection 7.8 and (c) secured by Liens permitted under subsection 7.2A(iii); provided
                                                                    --------
     that the aggregate amount of Indebtedness permitted under this clause (iii) shall not exceed $15,000,000 at any time outstanding;

               (iv) Company may become and remain liable with respect to Indebtedness to any of its domestic Wholly Owned Subsidiaries, and any domestic Wholly Owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other domestic Wholly Owned Subsidiary of Company, provided that (a) all such intercompany Indebtedness
                            --------
     shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its respective Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, in each case in form and substance satisfactory to Administrative Agent, and (c) any payment by Company or by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro
                                                                        ---
     tanto reduction of the amount of any intercompany Indebtedness owed by
     -----
     Company or by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

               (v) Company may become and remain liable with respect to Indebtedness under the Subordinated Note Documents;

               (vi) Company may become and remain liable with respect to Indebtedness the proceeds of which are applied to refinance all or a portion of the Term Loans, the Revolving Loans and the Subordinated Notes; provided, that such Indebtedness shall be subordinated in right of payment
     --------
     to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms which taken as a whole are no less favorable to Company, its Subsidiaries and Lenders than the corresponding terms of the Subordinated Note Documents, with interest payable thereon in amounts consistent with the then prevailing rate in the market for comparable debt Securities;

               (vii) Company may become and remain liable with respect to Permitted Seller Notes; provided that the aggregate principal amount of
                             --------
     such Permitted Seller Notes issued after the Closing Date shall not exceed $10,000,000; and

               (viii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $25,000,000.

     7.2  Liens and Related Matters.
          -------------------------

          A.   Prohibition on Liens. Company shall not, and shall not permit any
               --------------------
of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement, or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

               (i)    Permitted Encumbrances;

               (ii)   Liens granted pursuant to the Collateral Documents;

               (iii) Liens securing Indebtedness permitted by subsection 7.1(iii)(c) incurred (a) to finance the acquisition, construction or improvement of any tangible personal property assets, provided that (1)
                                                           --------
     such Liens shall be created within 180 days after the acquisition, construction or improvement of such assets, and (2) the principal amount of Indebtedness secured by any such Liens shall at no time exceed 100%, and the proceeds of such Indebtedness shall be used to provide not less than 80%, of the original purchase price of such asset or the amount expended to construct or improve such asset, as the case may be; or (b) to renew, extend or refinance any Indebtedness described in clause (a), provided that
                                                                   --------
     the amount of any such Indebtedness does not exceed the amount of Indebtedness so renewed, extended or refinanced which is unpaid and outstanding immediately prior to such renewal, extension or refinancing; provided, that in the case of clause (a) or (b) such Liens attach solely the assets financed with such Indebtedness;

               (iv)   Liens on any asset securing Indebtedness permitted by
     Section 7.1(iii)(b); provided that (a) the proceeds of such Indebtedness
                          --------
     shall be at least equal to 80% of the fair market value (as determined in good faith by the Board of Directors, or any duly authorized committee thereof, of Company) of such asset and (b) at the time of incurrence of such Indebtedness, no Event of Default shall have occurred and be continuing or would result therefrom;

               (v) Liens on assets held under Capital Leases permitted under subsection 7.1(iii)(a); and

               (vi) Other Liens on assets of Company and its Subsidiaries securing Indebtedness in an aggregate amount not to exceed $2,500,000 at any time outstanding.

          B.   Equitable Lien in Favor of Lenders.  If Company or any of its
               ----------------------------------
Subsidiaries shall create or assume any consensual Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the
                                       --------
foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

          C.   No Further Negative Pledges.  Except with respect to specific
               ---------------------------
property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien which secures the Obligations upon any of its properties or assets, whether now owned or hereafter acquired.

          D.   No Restrictions on Subsidiary Distributions to Company or Other
               ---------------------------------------------------------------
Subsidiaries.  Except as provided herein Company will not, and will not permit
------------
any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

     7.3  Investments; Joint Ventures.
          ---------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

               (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

               (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

               (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.6D;

               (iv) Company and its Subsidiaries may make and own Investments in connection with a Permitted Acquisition;

               (v) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $7,500,000.

     7.4  Contingent Obligations.
          ----------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Subsidiaries of Company may become and remain liable with respect to Contingent Obligations arising under (a) their respective Guaranties and (b) guarantees of Indebtedness under the Subordinated Note Documents or permitted under subsection 7.1(vi);

               (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

               (iii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements entered into (a) with Lenders or Affiliates of Lenders with respect to which the aggregate net amount which Company would be liable to pay to counterparties thereunder in the event all such Interest Rate Agreements were terminated at the time of determination shall not exceed $2,500,000 at any time and (b) as required under subsection 6.11 herein;

               (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in the ordinary course of business in connection with Asset Sales or other sales of assets;

               (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $1,000,000;

               (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under food product futures arrangements consistent with past practices of the Business, the Log Cabin Business, the Duncan Hines Business, Sea Coast, Lender's Bagels Business and Van de Kamp's and of any business acquired under subsection 7.7(vi) for the supply of food products used in the business of Company and its Subsidiaries; and

               (vii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                                   --------
     aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $1,000,000.

     7.5  Restricted Junior Payments.
          --------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make scheduled interest
                           --------
payments in respect of the Subordinated Notes in accordance with the terms thereof and of the Subordinated Note Indentures; provided, that to the extent
                                                 --------
the Subordinated Note Indentures permit Company to pay interest thereon or liquidated damages in like-kind instruments in a principal amount equal to the amount of such interest or liquidated damages, Company shall pay such interest or liquidated damages in such like-kind instruments; (ii) Company may make Restricted Junior Payments to the extent necessary to redeem or defease all or any portion of the Indebtedness under the Subordinated Note Documents with proceeds from Indebtedness permitted under subsection 7.1(vi); (iii) Company may make scheduled interest payments in respect of Permitted Seller Notes permitted under subsection 7.1(vii) in accordance with the terms of such Permitted Seller Notes; (iv) Company may make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12B; provided, that
                                                                  --------
to the extent the terms of such Subordinated Indebtedness permit Company to pay interest or liquidated damages on such Subordinated Indebtedness in like-kind instruments in a principal amount equal to the amount of such interest or liquidated damages, Company shall pay such interest or liquidated damages with such like-kind instruments; (v) Company may make Restricted Junior Payments to the extent necessary to redeem or defease all or any portion of the Indebtedness under the Subordinated Note Documents, provided that (a) no Event of Default or
                                       --------
Potential Event of Default shall have occurred and be continuing or shall be caused thereby, (b) Company shall be in compliance, on a pro forma basis giving effect thereto, with the covenants set forth in subsection 7.6 hereof, (c) the Senior Leverage Ratio (calculated on a pro forma basis giving effect to such redemption or defeasance) shall be less than 3.75:1.00 if such redemption or defeasance shall occur in 1998 or 1999, less than 3.50:1.00 if such redemption or defeasance shall occur in 2000 or 2001, and less than 3.25:
1.00 if such redemption or defeasance shall occur thereafter, (d) after giving effect to any such redemption or defeasance, the sum of (x) the amount of cash on hand of Company plus (y) the amount by which the Revolving Credit Commitments
                   ----
exceed the Total Utilization of the Revolving Loan Commitments, shall equal or exceed $40,000,000 (and Company shall have delivered to Administrative Agent an Officer's Certificate (together with supporting information therefor), in form and substance reasonably satisfactory to Administrative Agent, certifying to the effect of clauses (b), (c) and (d)) and (e) and the aggregate amount of such redemption or defeasance, together with any other such redemption or defeasance since July 1, 1998, shall not exceed $100,000,000 plus the applicable premium; and (vi) Company may make dividends or other distributions, direct or indirect, on account of any shares of any class of capital stock of Company; provided that
                                                                   --------
(a) the Senior Leverage Ratio (calculated on a pro forma basis giving effect thereto) shall be less than 2.00:1.00 or (b) either of the publicly announced ratings S&P or Moody's of the current senior unsecured, non-credit enhanced long term Indebtedness of Company that has been publicly issued are BBB-or better or Baa3 or better, respectively, and the amount of such dividend shall not exceed 50% of Company's cumulative positive net income.

     7.6  Financial Covenants.
          -------------------

          A.   Minimum Consolidated Cash Interest Coverage Ratio. Company shall
               -------------------------------------------------
not permit the Consolidated Cash Interest Coverage Ratio for any four-Fiscal Quarter period ending during any of the test periods set forth in the table below to be less than the correlative ratio for such test period set forth in the table below:


        ------------------------------------------------------------------

                                                  MINIMUM CONSOLIDATED
               TEST PERIOD                       CASH INTEREST COVERAGE
                                                          RATIO
        -----------------------------------------------------------------

           7/01/98 - 12/31/98                           1.90:1.00
        -----------------------------------------------------------------

           1/01/99 - 12/31/99                           2.00:1.00
        -----------------------------------------------------------------

           1/01/00 - 12/31/00                           2.00:1.00
        -----------------------------------------------------------------

           1/01/01 - 12/31/01                           2.25:1.00
        -----------------------------------------------------------------

           1/01/02 - 12/31/02                           2.50:1.00
        -----------------------------------------------------------------

           1/01/03 - 12/31/03                           2.50:1.00
        -----------------------------------------------------------------

           1/01/04 - 12/31/04                           2.50:1.00
        -----------------------------------------------------------------

           1/01/05 -  6/30/07                           2.50:1.00
        =================================================================

          B.   Maximum Leverage Ratio. Company shall not permit the ratio of (i)
               ----------------------
the excess of (a) Consolidated Total Debt as of the last day of any Fiscal Quarter ending during any of the test periods set forth in the table below minus
(b) cash on hand of Company to the extent the amount of such cash exceeds $3,500,000 as of such date, to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending on such date to exceed the correlative ratio for such test period set forth in the table below:

     -------------------------------------------------------------------
                                                MAXIMUM
               TEST PERIOD                   LEVERAGE RATIO
     -------------------------------------------------------------------

           7/01/98 - 12/31/98                  5.70:1.00
     -------------------------------------------------------------------

           1/01/99 - 12/31/99                  5.50:1.00
     -------------------------------------------------------------------

           1/01/00 - 12/31/00                  5.00:1.00
     -------------------------------------------------------------------

           1/01/01 - 12/31/01                  4.50:1.00
     -------------------------------------------------------------------

           1/01/02 - 12/31/02                  4.00:1.00
     -------------------------------------------------------------------

           1/01/03 - 12/31/03                  3.50:1.00
     -------------------------------------------------------------------

           1/01/04 - 6/30/04                   3.50:1.00
     -------------------------------------------------------------------

           7/01/04 - 6/30/07                   3.00:1.00
     ===================================================================

          C.   Minimum Fixed Charge Coverage Ratio. Company shall not permit the
               -----------------------------------
ratio of (i) Consolidated EBITDA for any four-Fiscal Quarter period ending during any of the test periods set forth in the table below to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period to be less than the correlative ratio for such test period set forth in the table below:

     -------------------------------------------------------------------
                                           MINIMUM FIXED CHARGE
                   TEST PERIOD                COVERAGE RATIO
     -------------------------------------------------------------------

               7/01/98 - 12/31/98              1.10:1.00
     -------------------------------------------------------------------

               1/01/99 - 12/31/99              1.15:1.00
     -------------------------------------------------------------------

               1/01/00 - 12/31/00              1.15:1.00
     -------------------------------------------------------------------

               1/01/01 - 12/31/01              1.20:1.00
     -------------------------------------------------------------------

               1/01/02 - 12/31/02              1.20:1.00
     -------------------------------------------------------------------

               1/01/03 - 12/31/03              1.25:1.00
     -------------------------------------------------------------------

               1/01/04 - 12/31/04              1.25:1.00
     -------------------------------------------------------------------

               1/01/05 - 6/30/07               1.25:1.00
     ===================================================================

          D.   Maximum Consolidated Capital Expenditures. Company shall not, and
               -----------------------------------------
shall not permit any of its respective Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any
      --------
Fiscal Year shall be increased by an amount equal to the excess, if any (but in no event more than 50% of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year), of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year:

     -----------------------------------------------------------------------
               FISCAL YEAR                  MAXIMUM CONSOLIDATED CAPITAL
          (OR PORTION THEREOF)                  EXPENDITURES AMOUNT
     -----------------------------------------------------------------------
     Fiscal Year ending in December 1998               $40,000,000
       and each Fiscal Year thereafter
     -----------------------------------------------------------------------

; provided, however, that for purposes of this subsection 7.6D, Consolidated
  --------  -------
Capital Expenditures shall not include (i) expenditures not exceeding $7,500,000 in the aggregate incurred on or prior to December 31, 2000 related to the Lender's Bagels Business (a) to relocate Company's assets and (b) to pay transition related expenses in connection with the foregoing, (ii) expenditures not exceeding $15,000,000 in the aggregate incurred on or prior to June 30, 1999 to relocate Company's assets related to the Duncan Hines Business and transition related expenses in connection therewith and (iii) expenditures not exceeding $5,000,000 in the aggregate incurred on or prior to December 31, 1998 related to additional capital expenditure projects previously identified at Van de Kamp's.

          E.  Certain Calculations.
              --------------------

        (i) With respect to calculations of Consolidated Fixed Charges, Consolidated EBITDA and Consolidated Cash Interest Expense for any four-Fiscal Quarter period including the Effective Date (each such period being a "Pro
Forma Calculation Period"), such calculations shall be made on a pro forma basis assuming, in each case, (a) that the Effective Date, the Lender's Bagels Acquisition and the related borrowings by Company pursuant to this Agreement occurred on the first day of the applicable Pro Forma Calculation Period; (b) that Consolidated EBITDA and Consolidated Capital Expenditures for the three applicable Fiscal Quarters ending prior to the Effective Date are as set forth on Schedule 7.6E annexed hereto; and (c) that, with respect to calculations of
   -------------
Consolidated Cash Interest Expense and each component of Consolidated Fixed Charges other than Consolidated Capital Expenditures (Consolidated Cash Interest Expense and each such component being, individually, a "Fixed Charge Component"), the amount of each such Fixed Charge Component for the Pro Forma Calculation Period for the three applicable Fiscal Quarters ending prior to the Effective Date are as set forth on Schedule 7.6E annexed hereto.
                                   -------------

          (ii) With respect to any period during which new Subsidiaries, assets or businesses are acquired pursuant to subsection 7.7(vi), for purposes of determining compliance with the financial covenants set forth in this subsection 7.6, Consolidated EBITDA and Consolidated Interest Expense shall be calculated with respect to such periods and such Subsidiaries, assets or businesses on a pro forma basis (including (x) any adjustments certified by the chief financial officer of the Company, that would, in the reasonable determination of the Company satisfy the requirements of Rule 11-02(a) of Regulation S-X of the Securities Act as if included in a registration statement filed with the Securities and Exchange Commission and (y) any other operating expense reductions reasonably expected to result from any acquisition of stock or assets if such expected reductions are (1) set forth in reasonable detail in a plan approved by and set forth in resolutions adopted by the Board of Directors of the Company, and (2) limited to operating expenses specified in such plan (and, if any reductions are set forth in a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan, and that are to be paid in cash during such twelve-month period, certified by the chief financial officer of the Company) using the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated (i) as if such acquisition, and any acquisitions which have been consummated during such period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (a) otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance satisfactory to Administrative Agent.

     7.7  Restriction on Fundamental Changes; Asset Sales.
          -----------------------------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, create any new Subsidiaries or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

               (i) any Subsidiary of Company may be merged with or into Company or any wholly owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly owned Subsidiary Guarantor; provided that, in
                                        --------
     the case of such a merger, Company or such wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

               (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.6D;

               (iii) Company and its Subsidiaries may acquire inventory, equipment and other assets in the ordinary course of business;

               (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an
     --------
     amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company);

               (v) Company and its Subsidiaries may make any Asset Sale of assets that have, in the aggregate, a fair market value (determined in good faith by the board of directors of Company) not in excess of 10% of Consolidated EBITDA for the four-Fiscal Quarter period most recently ended prior to such Asset Sale; provided that (x) the consideration received for
                               --------
     such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company);
     (y) not less than 80% of the consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and

               (vi) Company or any Subsidiary of Company may make acquisitions of assets and businesses (including acquisitions of the capital stock or other equity interests of another Person), provided that:
                                                                 --------

                    (a) immediately prior to and after giving effect to any such acquisition, Company and its Subsidiaries shall be in compliance with the provisions of subsection 7.11 hereof;

                    (b) after giving effect to any such acquisition, the sum of (x) the amount of cash on hand of Company and its Subsidiaries plus (y) the amount by which the Revolving Loan Commitments exceed the
          ----
          Total Utilization of Revolving Loan Commitments, shall equal or exceed $40,000,000;

                    (c) (1) Company shall be in compliance, on a pro forma basis giving effect to the proposed acquisition, with the covenants set forth in subsection 7.6 hereof, (2) the Senior Leverage Ratio (calculated on a pro forma basis giving effect to the proposed acquisition) shall be less than 3.75:1.00 in Fiscal Years 1998 and 1999, 3.50:1.00 in Fiscal Years 2000 and 2001, and 3.25:1.00
          thereafter and (3) no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of such acquisition or shall be caused thereby; and Company shall have delivered to Administrative Agent an Officer's Certificate (together with supporting information therefor), in form and substance reasonably satisfactory to Administrative Agent, certifying as to the foregoing and as to the matters referred to in subsections 7.7(vi)(a) and (b) above;

                    (d) any assets acquired pursuant to such acquisition shall be subject to a First Priority Lien in favor of the Administrative Agent on behalf of Lenders pursuant to the Collateral Documents; and

                    (e) each such acquisition shall be made on a fully consensual basis between Company and its Subsidiaries, on the one hand, and the seller or sellers of such assets or such business, on the other hand.

     7.8  Sales and Lease-Backs.
          ---------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (a) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease, except that Company and its Subsidiaries may enter into such sale and lease-back transactions so long as the aggregate sales price under all such transactions in any Fiscal Year does not exceed $5,000,000.

     7.9  Transactions with Shareholders and Affiliates.
          ---------------------------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction
                                    --------
shall not apply to (i) any transaction between Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (ii) reasonable and customary fees paid to members of the boards of directors of Company and its Subsidiaries, (iii) fees, expenses and other amounts payable to the MDC Entities, Fenway, Dartford, UBS, Tiger and CALPERS on July 1, 1998, (iv) the Management Fees, (v) any employment agreement entered into by Company or any of its Subsidiaries in the ordinary course of business, (vi) amounts paid under the Dartford Expense Agreement, and (vii) any issuance of capital stock of Company in connection with employment arrangements, stock options and stock ownership plans of Company or any of its Subsidiaries entered into in the ordinary course of business.

     7.10  Disposal of Subsidiary Stock.
           ----------------------------

           Company shall not:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except as permitted under this Agreement or the Collateral Documents or to qualify directors if required by applicable law; or

               (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except as permitted under this Agreement or the Collateral Documents or to Company, another Wholly Owned Subsidiary of Company, or to qualify directors if required by applicable law.

     7.11  Conduct of Business.
           -------------------

           Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Effective Date and those food businesses which are reasonably related to such businesses, and (ii) such other lines of business as may be consented to by Administrative Agent and Requisite Lenders.

     7.12  Amendments or Waivers of Certain Related Agreements;
           Amendments of Documents Relating to Subordinated
           Indebtedness; Designation of "Designated Senior Indebtedness"; Preferred Stock.
           ---------------------------------------------------

           A.   Amendments or Waivers of Certain Related Agreements.  Neither
                ---------------------------------------------------
Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any of the Acquisition Agreement, the Log Cabin Acquisition Agreement, the Duncan Hines Acquisition Agreement, the Sea Coast Acquisition Agreement, the Lender's Bagels Acquisition Agreement, the Assumption Agreement, the Log Cabin Assumption Agreement, the Duncan Hines Assumption Agreement, the MDC Advisory Agreement, the Dartford Advisory Agreement, the Fenway Advisory Agreement, the Transition Agreements, the Log Cabin Transition Agreements, the Duncan Hines Transition Agreements, the Lender's Bagels Transition Agreement, the Gilster Co-Pack Agreement or the Red Wing Co-Pack Agreements after the Effective Date (or the date such agreement became effective in accordance with its terms) if such amendment or waiver would be adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

          B.  Amendments of Documents Relating to Subordinated Indebtedness.
              -------------------------------------------------------------
Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obliger thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or trustee or other representative on their behalf) which would be adverse to Company or Lenders.

          C.  Designation of "Designated Senior Indebtedness".  Company shall
              -----------------------------------------------
not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Subordinated Note Indentures) for purposes of the Subordinated Note Indentures, without the prior written consent of Requisite Lenders.

          D.  Preferred Stock.  Without the prior written approval of Requisite
              ---------------
Lenders, Company shall not amend, restate, supplement or otherwise modify its Certificate of Incorporation if the effect of such amendment, restatement, supplement or modification is to provide for the issuance of any preferred stock of Company or the filing or amendment of any certificate of designation with respect thereto.

     7.13  Fiscal Year.
           -----------

           Company shall not change its Fiscal Year-end from December 31.

                                  SECTION 8.
                               EVENTS OF DEFAULT

           If any of the following conditions or events ("Events of Default") shall occur:

     8.1  Failure to Make Payments When Due.
          ---------------------------------

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing honored or payment made under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

     8.2  Default in Other Agreements.
          ---------------------------

       (i)       Failure of Company or any of its Subsidiaries to pay when due
(a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if in any case under this clause (ii) the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

     8.3  Breach of Certain Covenants.
          ---------------------------

          Failure of Company to perform or comply with any term or condition contained in subsection 2.4, 2.5 or 6.2 or Section 7 of this Agreement; or

     8.4  Breach of Warranty.
          ------------------

          Any material representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     8.5  Other Defaults Under Loan Documents.
          -----------------------------------

          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from any Agent or Lender of such default; or

     8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
          -----------------------------------------------------

       (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

     8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
          ---------------------------------------------------

       (i) Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

     8.8  Judgments and Attachments.
          -------------------------

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     8.9   Dissolution.
           -----------

           Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     8.10  Employee Benefit Plans.
           ----------------------

           There shall occur one or more ERISA Events which individually or in the aggregate results in a Material Adverse Effect; or there shall exist an Unfunded Current Liability, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no Unfunded Current Liability), which would have a Material Adverse Effect; or

     8.11  Change in Control.
           -----------------

           Any Person (other than the MDC Entities, Dartford, Fenway, UBS, Tiger and CALPERS), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Securities of Company and, as a result of such purchase or acquisition, any Person (together with its associates and Affiliates), shall directly or indirectly beneficially own in the aggregate Securities representing more than 35% of the combined voting power of Company voting Securities; or

     8.12  Invalidity of Guaranties.
           ------------------------

           At any time after the execution and delivery thereof, any Guaranty of the Obligations of Company, for any reason other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void (except with respect to the obligations thereunder of Immaterial Subsidiaries of Company) or any Loan Party (other than Immaterial Subsidiaries of Company) denies in writing that it has any further liability, including, without limitation, with respect to future advances by Lenders, under any Loan Document to which it is a party; or

     8.13  Failure of Security.
           -------------------

           Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void; or the validity or enforceability thereof shall be contested in writing by any Loan Party; or Agent shall not have or shall cease to have a valid security interest in any Collateral purported to be covered thereby, perfected and with the priority required by the relevant Collateral Document, for any reason other than the failure of Agents or any Lender to take any action within its control, subject only to Liens permitted under the applicable Collateral Documents; or

     8.14  Termination or Breach of Certain Transition Agreements.
           ------------------------------------------------------

           The Duncan Hines Co-Pack Agreement, Red Wing Co-Pack Agreements or the Flavor Supply Agreement shall terminate for any reason whatsoever or any such party shall fail to perform its obligations under any such agreement and such failure could reasonably be expected to result in a Material Adverse Effect, and, in either case, Company shall not have made arrangements satisfactory to Requisite Lenders for obtaining any services that are required to be provided by any such party to Company under such agreement that are not being so provided as a result of such termination or failure to perform; or


     8.15  Default Under Subordination Provisions.
           --------------------------------------

           Company or any guarantor of Subordinated Indebtedness shall fail to comply with the subordination provisions contained in the Subordinated Note Indentures or any other instrument, indenture or agreement pursuant to which such Subordinated Indebtedness is issued;

     8.16  Failure to Deliver Financial Information
           ----------------------------------------

           Company shall fail to deliver by January 15, 2000 a satisfactory audited statement of the assets and liabilities acquired pursuant to the Lender's Bagels Acquisition as of December 31, 1998 or Company shall fail to deliver by January 15, 2000 a satisfactory audited statement of operations with respect to Lender's Bagels for the fiscal year ended December 31, 1998;

           THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the
                     --------
obligations of Lenders under subsection 3.3C(i).

          Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder or preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                                  SECTION 9.
                                    AGENTS

     9.1  Appointment.
          -----------

          A. Chase is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. NatWest is hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. UBS AG is hereby appointed Documentation Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

          B. Appointment of Supplemental Collateral Agents.  It is the purpose
             ---------------------------------------------
of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction Administrative Agent may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral coagent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

          In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

          Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

     9.2  Powers; General Immunity.
          ------------------------

          A.  Duties Specified.  Each Lender irrevocably authorizes each Agent
              ----------------
to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents, and it may perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

          B.  No Responsibility for Certain Matters.  No Agent shall be
              -------------------------------------
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports or certificates or any other documents furnished by any Agent to Lenders or by or on behalf of Company and/or its Subsidiaries to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall have no liability arising from confirmations of the amount of outstanding Loans or the Total Utilization of Revolving Loan Commitments or the component amounts thereof

          C.  Exculpatory Provisions.  Neither any Agent nor any of such Agent's
              ----------------------
respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Without prejudice to the generality of the foregoing, (i) such Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against such Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6). Such Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

          D.  Agents Entitled to Act as Lender.  The agency hereby created shall
              --------------------------------
in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company and/or its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     9.3  Representations and Warranties;
          No Responsibility For Appraisal of Creditworthiness.
          ---------------------------------------------------

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or, except as expressly provided elsewhere in this Agreement, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.4  Right to Indemnity.
          ------------------

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents;

provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

     9.5  Successor Agents and Swing Line Lender.
          --------------------------------------

          A.  Successor Agents.  Any Agent may resign at any time by giving 30
              ----------------
days' prior written notice thereof to the other Agents, Lenders and Company, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          B.  Successor Swing Line Lender.  Any resignation or removal of
              ---------------------------
Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Chase or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VIII annexed hereto, in the
                                    ------------
principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

     9.6  Collateral Documents.
          --------------------

          Each Lender and Agent hereby further authorizes Administrative Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Agents and Lenders and agrees to be bound by the terms of each Collateral Document; provided that Administrative Agent shall not enter into or
                     --------
consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided
                                                                    --------
further, however, that, without further written consent or authorization from
-------  -------
Requisite Lenders, Administrative Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Collateral Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with subsection
7.7. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document (including, without limitation, through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Account may from time to time be invested), it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.


                                  SECTION 10.
                                 MISCELLANEOUS

     10.1  Assignments and Participations in Loans, Letters of Credit.
           ----------------------------------------------------------

           A.  General.  Subject to subsection 10.1B, each Lender shall have the
               -------
right at any time to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments (together with its Letters of Credit or participations therein made or arising pursuant to its Revolving Loan Commitment) or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without
--------
the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further, that no such sale, assignment or transfer described in clause
-------- -------
(i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided
                                                                        --------
further, that no such sale, assignment, transfer or participation of any Letter
-------
of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided further, that anything
                                                 -------- -------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender.

           B.  Assignments.
               -----------

          (i)   Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
                --------------------------------
of Credit, or participation therein or other Obligation may (a) be assigned in any amount to another Lender who is a Non-Defaulting Lender, to an Approved Fund of a Non-Defaulting Lender, or to an Affiliate of the assigning Lender or another Lender who, in either such case, is a Non-Defaulting Lender, with the consent of Administrative Agent (which consent shall not be unreasonably withheld) and the giving of notice to Company; provided that, after giving
                                               --------
effect to a proposed assignment to another Lender, the assigning Lender shall have an aggregate Commitment of at least $1,000,000 unless the proposed assignment constitutes the aggregate amount of the Commitments, Loans, Letters of Credit, and participations therein and other Obligations of the assigning Lender, or (b) be assigned in an aggregate amount of not less than$1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit, and participations therein and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Administrative Agent (which consent shall not be unreasonably withheld) and the giving of notice to Company. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning

Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit, or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing fee of $3,500 payable by the assigning Lender and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan
                   --------
Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall surrender its applicable Notes and, upon such surrender, new Notes shall be issued to the assignee and, if applicable, to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V , Exhibit VII or Exhibit VIII
                             ----------  ---------   -----------    ------------
annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans of the assignee and the assigning Lender.

          (ii) Acceptance by Administrative Agent:  Recordation in Register.
               ------------------------------------------------------------
Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any certificates, documents or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit XVII hereto and if Administrative Agent have consented to
            ------------
the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

          C.  Participations.  The holder of any participation, other than an
              --------------
Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action
(i) effecting the extension of the final maturity of the Loan allocated to such participation, (ii) effecting a reduction of the principal amount of or affecting the rate of interest payable on any Loan allocated to such participation, (iii) releasing all or substantially all of the Collateral, or
(iv) releasing all of the Guarantors from their obligations under the Guaranties, and all amounts payable by Company hereunder (including, without limitation, amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

          D.  Assignments to Federal Reserve Banks.  In addition to the
              ------------------------------------
assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender (without having to obtain the consent of Company or Administrative Agent) may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender and its Notes to secure obligations of such Lender, including, without limitation, assignments and pledges to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee, or other representatives of holders of notes issued by such fund, or holders of obligations owed by such fund, to secure its obligations to such trustee or holders; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E.  Information.  Each Lender may furnish any information concerning
              -----------
Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

          F.  Limitation.  No assignee, participant or other transferee or any
              ----------
Lender's rights shall be entitled to receive any greater payment under subsection 2.7 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Company's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

          G.  Representations of Lenders.  Each Lender listed on the signature
              --------------------------
pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

     10.2  Expenses.
           --------

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and out of pocket expenses of Administrative Agent in connection with the preparation of the Loan Documents; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for Company (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Agents in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3  Indemnity.
           ---------

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, trustees, partners, employees, agents, attorneys and affiliates of any of Agents and Lenders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) (collectively called the "Indemnified Liabilities"); provided that Company shall not have any obligation to any Indemnitee hereunder
--------
with respect to any Indemnified Liabilities to the extent, and only to the extent, of any particular liability, obligation, loss, damage, penalty, claim, cost, expense or disbursement that arose from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     10.4  Set-Off; Security Interest in Deposit Accounts.
           ----------------------------------------------

           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender (at any office of that Lender wherever located) to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Notes, the Letters of Credit and participations therein, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to each Agent and Lender a security interest in all deposits and accounts maintained with such Agent or Lender as security for the Obligations.

     10.5  Ratable Sharing.
           ---------------

           Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents

(collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such
                                      --------
proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy reorganization or insolvency proceeding of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     10.6  Amendments and Waivers.
           ----------------------

           A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Company or any other Loan Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such
                                                      --------
amendment, modification, termination, waiver or consent which: reduces the principal amount of any of the Loans; changes in any manner the definition of "Requisite Lenders" (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Tranche A Term Loan Commitments, Tranche A Term Loans, Tranche B Term Loan Commitments, Tranche B Term Loans, Revolving Loan Commitments and Revolving Loans are included on the Effective Date); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date or reduces the amount of any scheduled reduction (but not prepayment) of the Revolving Loan Commitments; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral; releases all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes the obligations of Lenders relating to the purchase of participations in Letters of Credit in any manner that could be adverse to any Issuing Lender; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6; shall be effective only if evidenced by a writing signed by or on behalf of all Lenders to whom are owed Obligations being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of this Agreement which disproportionately and adversely affects the obligation of any Loan Party to make payments (including without limitation mandatory prepayments) to the holders of the Term Loans or the holders of the Revolving Loans and Revolving Loan Commitments, shall be effective without the written concurrence of the holders of more than 50% in principal amount of the class (i.e., Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and Revolving Loan Commitments each being a "class" of Loans) of Loans so disproportionately and adversely affected; (iv) no increase in the Commitments of any Lender over the amount thereof then in effect shall be effective without the written concurrence of that Lender, it being understood and agreed that in no event shall waivers or modifications of conditions precedent, covenants, Events of Default, Potential Events of Default or of a mandatory prepayment or a reduction of any or all of the Commitments be deemed to constitute an increase of the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not be deemed to constitute an increase in the Commitment of such Lender, (v) no amendment, modification, termination or waiver of any provision of subsection 2.1A(v) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (vi) no amendment, modification, termination or waiver of any provision of this Agreement shall change the allocation among the Tranche A Term Loans and Tranche B Term Loans of prepayments to be made pursuant to subsection 2.4C without the prior written consent of (1) Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Term Loans and (2) Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche B Term Loans,
(vii) no amendment, modification, termination or waiver of any provision of this Agreement shall change the application of prepayments of Tranche A Term Loans pursuant to subsection 2.4C without the prior written consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Term Loans, (viii) no amendment, modification, termination or waiver of any provision of this Agreement shall change the application of prepayments of Tranche B Term Loans pursuant to subsection 2.4C without the prior written consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche B Term Loans, (ix) [RESERVED], (x) no amendment, modification termination or waiver of any provision of Section 3 relating to the rights or obligations of any or all Issuing Lenders shall be effective without the written concurrence of Administrative Agent and each Lender who is an Issuing Lender with respect to any Letter of Credit then outstanding, and (xi) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

           B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the proviso in the first sentence of this subsection 10.6, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Company
                --------
shall pay that Lender all principal, interest and fees and other amounts due to be paid to such Lender with respect to all periods through such date of termination, (ii) another financial institution satisfactory to Company and Administrative Agent (or if Administrative Agent is also a Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also a Lender to be terminated, the successor Administrative Agent) to evidence the substitution of such Lender shall have been received and approved by Administrative Agent as of such date.

     10.7  Independence of Covenants.
           -------------------------

           All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     10.8  Notices.
           -------

           Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy or telex, or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative
                                        --------
Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

     10.9  Survival of Representations, Warranties and Agreements.
           ------------------------------------------------------

           A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.4, 10.5 and 10.20 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn or paid thereunder, and the termination of this Agreement.

     10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
           -----------------------------------------------------

           No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11 Marshalling; Payments Set Aside.
           -------------------------------

           Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12 Severability.
           ------------

           In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13 Obligations Several; Independent Nature of Lenders' Rights.
           ----------------------------------------------------------

           The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14 Headings.
           --------

           Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.15 Applicable Law.
           --------------

           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.16 Successors and Assigns.
           ----------------------

           This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights nor obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

     10.17 Consent to Jurisdiction and Service of Process.
           ----------------------------------------------

           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

               (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

               (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

               (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

          10.18  Waiver of Jury Trial.
                 --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP OR OTHER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING

TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.19 Confidentiality.
           ---------------

           Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures reasonably required by any Affiliate or any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or by the National Association of Insurance Commissioners or in connection with the exercise of any remedy under the Loan Documents; provided that, unless specifically prohibited
                                 --------
by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that
                                                         --------  -------
in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

     10.20 Counterparts; Effectiveness.
           ---------------------------

           This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:       AURORA FOODS INC.



                         By:_____________________________________
                            Name:
                            Title:


                         Notice Address:

                         456 Montgomery Street, Suite 2200
                         San Francisco, California 94104
                         Attention:  M. Laurie Cummings
                         Facsimile:  (415) 982-3023

                         and a copy to:

                         Richards & O'Neil, LLP
                         885 Third Avenue
                         New York, New York 10022
                         Attention:  Kenneth Chin, Esq.
                         Facsimile:  (212) 750-9022

AGENTS AND LENDERS:         THE CHASE MANHATTAN BANK,
                            individually and as Administrative Agent


                            By:_____________________________________
                               Name:
                               Title:

                            Notice Address:

                            270 Park Avenue, 47th Floor
                            New York, New York 10017
                            Attention: Carol Ulmer
                            Telephone: (212) 270-5662
                            Facsimile: (212) 270-5120

                            with a copy to:

                            One Chase Manhattan Plaza
                            8th Floor
                            New York, New York 10081
                            Attention: Jacqueline Carter
                                       Loan Servicing Group
                            Telephone: (212) 552-7997
                            Facsimile: (212) 552-7500

                                    NATIONAL WESTMINSTER BANK PLC,
                                    individually and as Syndication Agent



                                    By:_________________________________
                                     Name:
                                     Title:

                                    Notice Address:

                                    Gleacher NatWest Inc.
                                    660 Madison Avenue, 14th Floor
                                    New York, New York 10021
                                    Attention:  Jim Hughes
                                    Telephone:  (212) 418-4568
                                    Facsimile:  (212) 418-4594

UBS AG, STAMFORD BRANCH
individually and as Documentation Agent



By:_________________________________
 Name:
 Title:



By:_________________________________
 Name:
 Title:

Notice Address:

Warburg Dillon Read
677 Washington Boulevard
Stamford, Connecticut 06910
Attention:  Lara Kavanagh
Telephone:  (213) 719-4181
Facsimile:  (213) 719-4176

                                      BANQUE NATIONALE DE PARIS


                                      By:_____________________________
                                       Name:
                                       Title:



                                      By:_____________________________
                                       Name:
                                       Title:



                                      Notice Address:

                                      Banque Nationale de Paris
                                      499 Park Avenue
                                      New York, New York 10022
                                      Attention:  Stephanie Rogers
                                      Telephone:  (212) 415-9438
                                      Facsimile:  (212) 415-9805

COBANK



By:___________________________
 Name:
 Title:


Notice Address:

P.O.Box 5110
Denver, Colorado 80217
5500 South Quebec street
Englewood, Colorado 80111
Attention: Brian J. Klatt
Telephone: (303) 740-6511
Facsimile: (303) 740-4002

                                           CREDIT AGRICOLE INDOSUEZ



                                           By:_________________________________
                                            Name:
                                            Title:


                                           By:_________________________________
                                            Name:
                                            Title:


                                           Notice Address:

                                           Credit Agricole Indosuez
                                           101 California Street, Suite 4390
                                           San Francisco, California 94111
                                           Attention:  Karen Kokame
                                           Telephone:  (415) 391-0810
                                           Facsimile:  (415) 986-4116

DAI-ICHI KANGYO BANK, LTD.



By:____________________________
 Name:
 Title:


Notice Address:

The Dai-Ichi Kangyo Bank, Limited.
One World Trade Center, 48/th/ floor
New York, New York 10048
Attention: Christopher Fahey
Telephone: (212) 432-6648
Facsimile: (212) 524-0579

                                     FIRST UNION NATIONAL BANK



                                     By:_________________________________
                                      Name:
                                      Title:


                                     Notice Address:

                                     First Union National Bank
                                     301 South College Street, 5th Floor
                                     Mail Code NC0737
                                     Charlotte, North Carolina 28288-0737
                                     Attention: Charles B. Edmonson
                                     Telephone: (704) 383-0530
                                     Facsimile: (704) 383-0202

THE FUJI BANK, LIMITED



By:____________________________________
 Name:
 Title:


Notice Address:

Fuji Bank, Ltd. (New York)
Two World Trade Center
New York, New York 10048
Attention: Teiji Teramoto
Telephone: (212) 898-2000
Facsimile: (212) 321-9407

                                                 GENERAL ELECTRIC CAPITAL
                                                 CORPORATION


                                                 By:___________________________
                                                  Name:
                                                  Title:


                                                 Notice Address:

                                                 60 Long Ridge Road
                                                 Stamford, Connecticut 06927
                                                 Attention:  Julia Shchukina
                                                 Telephone:  (203) 357-3838
                                                 Facsimile:  (203) 316-7978

HARRIS TRUST AND SAVINGS BANK



By:_________________________________
 Name:
 Title:


Notice Address:

Harris Trust and Savings Bank
111 West Monroe Street
Floor 18 West
Chicago, Illinois 60690
Attention:  Karen Knudsen
Telephone:  (312) 461-4085
Facsimile:  (312) 765-8095

                                       HSBC BANK USA



                                       By:_____________________________
                                        Name:
                                        Title:

                                       Notice Address:

                                       HSBC Bank USA
                                       140 Broadway, 5th Floor
                                       New York, New York 10005
                                       Attention:  Martin Brown
                                       Telephone:  (212) 658-2738
                                       Facsimile:  (212) 658-2586

BAYERISCHE HYPO-und
VEREINSBANK AG


By:______________________________
 Name:
 Title:


By:______________________________
 Name:
 Title:


Notice Address:

Bayerische Hypo-und Vereinsbank AG
New York Branch
150 East 42nd Street, 30th Floor
New York, New York  10017-4676
Attention:  Sylvia K. Cheng
Telephone:  (212) 672-5386
Facsimile:  (212) 672-5591

                                 IKB DEUTSCHE INDUSTRIEBANK AG
                                 LUXEMBOURG BRANCH



                                 By:__________________________________
                                  Name:
                                  Title:

                                 Notice Address:

                                 IKB Deutsche Industriebank AG
                                 c/o Structured Finance
                                 Wilhelm-Botzkes-Strasse 1,
                                 40474 Dusseldorf
                                 P.O. Box 10 11 18, 40002 Dusseldorf
                                 Germany
                                 Attention: Maria Bissinger
                                 Telephone: 49 (211) 8221-4957
                                 Facsimile: 49 (211) 8221-2957

MITSUBISHI TRUST AND BANKING


By:_______________________________
 Name:
 Title:


Notice Address:

Mitsubishi Trust and Banking
520 Madison Avenue, 25th Floor
New York, New York 10022
Attention:  Bea Kossodo
Telephone:  (212) 891-8363
Facsimile:  (212) 644-6825

                                       MORGAN STANLEY DEAN WITTER
                                       PRIME INCOME TRUST



                                       By:_____________________________
                                        Name:
                                        Title:


                                       Notice Address:

                                       c/o Morgan Stanley Dean Witter
                                       Advisors Inc.
                                       Two World Trade Center, 72/nd/ floor
                                       New York, New York 10048
                                       Attention: April Chrysostomes
                                       Telephone: (212) 392-5709
                                       Facsimile: (212) 392-5345

NATIONAL CITY BANK



By:_________________________________
 Name:
 Title:


Notice Address:

National City Bank
1900 East Ninth Street, Location 2077
Cleveland, Ohio 44114
Attention:  Lisa B. Lisi
Telephone:  (216) 575-9166
Facsimile:  (216) 222-0003

                                          FIRSTAR BANK, N.A.


                                          By:___________________________
                                           Name:
                                           Title:


                                          Notice Address:

                                          Firstar Bank, N.A.
                                          425 Walnut Street, 8th Floor
                                          Cincinnati, Ohio 45201
                                          Attention:  Mark Whitson
                                          Telephone:  (513) 632-2013
                                          Facsimile:  (513) 632-2068

SUNTRUST BANK, ATLANTA



By:_________________________________
 Name:
 Title:


By:_________________________________
 Name:
 Title:


Notice Address:

SunTrust Bank, Inc.
12 Greenway Plaza, #1100
Houston, Texas 77046
Attention: Tom Hamby
Telephone: (713) 425-4904
Facsimile: (713) 425-4905

                                            U.S. BANK NATIONAL ASSOCIATION



                                            By:________________________________
                                             Name:
                                             Title:


                                            Notice Address:

                                            U.S. Bank National Association
                                            First Bank Place
                                            MPFP 0702
                                            601 Second Avenue South
                                            Minneapolis, Minnesota 55402
                                            Attention:  Elliot Jaffee
                                            Telephone:  (612) 973-0543
                                            Facsimile:  (612) 973-0825

WELLS FARGO BANK, N.A.



By:_________________________________
 Name:
 Title:


Notice Address:

Wells Fargo Bank, N.A.
555 Montgomery Street, 17th Floor
San Francisco, California 94111
Attention:  John Stewart
Telephone:  (415) 396-7889
Facsimile:  (415) 975-5081

                                    ALLSTATE INSURANCE COMPANY



                                    By:________________________________
                                     Name:
                                     Title:


                                    By:________________________________
                                     Name:
                                     Title:


                                    Notice Address:

                                    Allstate Insurance Company
                                    Private Placements Department
                                    3075 Sanders Road, Suite G3A
                                    Northbrook, Illinois 60062
                                    Attention: Jerry Zinkula
                                    Telephone: (847) 402-8383
                                    Facsimile: (847) 402-3092

                                    and a copy to:

                                    3075 Sanders Road, Suite G3A
                                    Northbrook, Illinois 60062
                                    Attention: Tom Dugan
                                    Telephone: (847) 402-2371
                                    Facsimile: (847) 402-9882

ALLSTATE LIFE INSURANCE
COMPANY


By:__________________________________
 Name:
 Title:


By:__________________________________
 Name:
 Title:

Its Authorized Signatories

Notice Address:

Allstate Insurance Company
Private Placements Department
3075 Sanders Road, Suite G3A
Northbrook, Illinois 60062
Attention: Jerry Zinkula
Telephone: (847) 402-8383
Facsimile: (847) 402-3092

and a copy to:

3075 Sanders Road, Suite G3A
Northbrook, Illinois 60062
Attention: Tom Dugan
Telephone: (847) 402-2371
Facsimile: (847) 402-9882

                                   BALANCED HIGH-YIELD FUND I LTD.



                                   By:_____________________________
                                    Name:
                                    Title:

                                   Notice Address:

                                   Balanced High-Yield Fund I Ltd.
                                   c/o BHF(USA) Capital Corp.
                                   590 Madison Avenue
                                   New York, New York 10022
                                   Attention: John Zapalac
                                   Telephone: (212) 756-5681
                                   Facsimile: (212) 756-5536

BALANCED HIGH-YIELD FUND II LTD.



By:_______________________________
 Name:
 Title:

Notice Address:

Balanced High-Yield Fund II Ltd.
c/o BHF-BANK Aktiengesellschaft.
590 Madison Avenue
New York, New York 10022
Attention: John Zapalac
Telephone: (212) 756-5681
Facsimile: (212) 756-5536

                                       BHF (USA) CAPITAL CORPORATION



                                       By:_________________________________
                                             Name:
                                             Title:

                                       Notice Address:

                                       590 Madison Avenue
                                       New York, New York 10022
                                       Attention: John Zapalac
                                       Telephone: (212) 756-5681
                                       Facsimile: (212) 756-5536

CERES FINANCE LTD.



By:__________________________
      Name:
      Title:

Notice Address:

Ceres Finance Ltd.
c/o Stanfield Capital Partners LLC
330 Madison Avenue, 27/th/ floor
New York, New York 10017
Attention: Leticia Davis
Telephone: (212) 284-4316
Facsimile: (212) 284-4315

                                        CONSECO CAPITAL MANAGEMENT


                                        By:_____________________________
                                         Name:
                                         Title:


                                        Notice Address:

                                        11825 North Pennsylvania Street
                                        Carmel, Indiana 46032
                                        Attention: John Nasser
                                        Telephone: (317) 817-6069
                                        Facsimile: (317) 817-2763

WINGED FOOT FUNDING TRUST



By:__________________________
 Name:
 Title:


Notice Address:

Banc of America Securities LLC
100 North Tryon Street
NC1-007-06-07
Charlotte, North Carolina 28255
Attention: Kelly C. Walker
Telephone: (704) 388-8943
Facsimile: (704) 388-0648

and a copy to:

Conseco Capital Management
11825 North Pennsylvania Street
Carmel, Indiana 46032
Attention: John Nasser
Telephone: (317) 817-5696
Facsimile: (317) 575-2001

                                         CYPRESSTREE SENIOR FLOATING RATE FUND

                                         By:  CypressTree Investment Management
                                              Company, Inc. as Portfolio Manager

                                         By:___________________________________
                                          Name:
                                          Title:


                                         Notice Address:

                                         125 High Street
                                         Boston, Massachusetts 02110
                                         Attention: Cathy McDermott
                                         Telephone: (617) 946-0600
                                         Facsimile: (617) 946-5681

NORTH AMERICAN SENIOR
FLOATING RATE FUND

By:  CypressTree Investment Management
     Company, Inc. as Portfolio Manager

By:_____________________________________
 Name:
 Title:


Notice Address:

125 High Street
Boston, Massachusetts 02110
Attention: Cathy McDermott
Telephone: (617) 946-0600
Facsimile: (617) 946-5681

                                DEUTSCHE BANK AG
                                New York Branch and/or Cayman Islands Branch


                                By:__________________________
                                    Name:
                                    Title:


                                By:__________________________
                                    Name:
                                    Title:


                                Notice Address:

                                Deutsche Bank AG New York Branch
                                and/or Cayman Islands Branch
                                31 West 52nd Street, 24th Floor
                                New York, New York 10019
                                Attention:  Alexander Karow
                                Telephone:  (212) 469-8532
                                Facsimile:  (212) 469-8212

EATON VANCE INSTITUTIONAL
SENIOR LOAN FUND

By: Eaton Vance Management, as
Investment Advisor


By:_____________________
   Name:
   Title:


Notice Address:

EV Institutional Senior Loan Fund
c/o Eaton Vance management
255 State Street, 8/th/ floor
Boston, Massachusetts 02109
Attention:  Steve O'Brien
Telephone:  (617) 598-8115
Facsimile:  (617) 695-9594

and a copy to:

Mayer, Brown & Platt
1675 Broadway
New York, New York 10019
Attention:  Andrew Mattei
Telephone:  (212) 506-2572
Facsimile:  (212) 262-1910

                                            EATON VANCE SENIOR
                                            INCOME TRUST

                                            By: Eaton Vance Management, as
                                            Investment Advisor


                                            By:______________________
                                                 Name:
                                                 Title:


                                            Notice Address:

                                            EV Institutional Senior Loan Fund
                                            c/o Eaton Vance management
                                            255 State Street, 8/th/ floor
                                            Boston, Massachusetts 02109
                                            Attention:  Steve O'Brien
                                            Telephone:  (617) 598-8115
                                            Facsimile:  (617) 695-9594

                                            and a copy to:

                                            Mayer, Brown & Platt
                                            1675 Broadway
                                            New York, New York 10019
                                            Attention:  Andrew Mattei
                                            Telephone:  (212) 506-2572
                                            Facsimile:  (212) 262-1910

FIRST SOURCE FINANCIAL LLP

By: First Source Financial, Inc.
Its Agents/Manager



By:_________________________________
   Name:
   Title:


Notice Address:

First Source Financial, Inc.
2850 West Golf Road, Suite 520
Rolling Meadows, Illinois 60008
Attention: Nicole Koopmann
Telephone:  (847) 737-2057
Facsimile:  (847) 734-7910

                                                 FLEET NATIONAL BANK



                                                 By:______________________
                                                    Name:
                                                    Title:

                                                 Notice Address:

                                                 Fleet National Bank
                                                 One Federal Street, MAOF0324
                                                 Boston, Massachusetts 02110
                                                 Attention: Thomas J. Mahoney
                                                 Telephone:  (617) 434-2909
                                                 Facsimile:  (617) 346-4806

                                                 With a copy to:

                                                 Fleet National Bank
                                                 1185 Avenue of the Americas
                                                 New York, New York 10036
                                                 Attention:  Jed Duncan
                                                 Telephone:  (212) 819-6010
                                                 Facsimile:  (212) 819-6201

FLOATING RATE PORTFOLIO
by: INVESCO Senior Secured
    Management, Inc. as attorney in fact



By:__________________________________________
    Name:
    Title:

Notice Address:

INVESCO Senior Secured
Management, Inc., 27/th/ floor
1166 Avenue of the Americas
New York, New York 10036-2789
Attention: Anne McCarthy
Telephone:  (212) 278-9850
Facsimile:  (212) 278-9619

                                                 FRANKLIN FLOATING RATE TRUST



                                                 By:_______________________
                                                    Name:
                                                    Title:


                                                 Notice Address:

                                                 777 Mariners Island Boulevard
                                                 San Mateo, California 94404
                                                 Attention:  Mary Ann Chase
                                                 Telephone:  (650) 525-7424
                                                 Facsimile:  (650) 312-3346

GALAXY CLO 1991-1 LTD.


By:_______________________
   Name:
   Title:


Notice Address:

SAI Investment Advisor, Inc.
1 SunAmerica Center-34th floor
Century City
Los Angeles, California 90067-6022
Attention: Steve Staver
Telephone: (310) 772-6125
Facsimile: (310) 772-6078

and a copy to:

Galaxy CLO 1991-1, Ltd.
c/o Chase Bank of Texas,
National Association
600 Travis Street, 9/th/ floor
Attention M. Calzado A/C 23206
Telephone: (713) 216-4648
Facsimile: (713) 216-3571

                                      GENERAL RE-NEW ENGLAND ASSET
                                      MGMT.


                                      By:__________________
                                         Name:
                                         Title:


                                      Notice Address:

                                      76 Batterson Park Road
                                      Farmington, Connecticut 06032
                                      Attention:  Theodore Haag
                                      Telephone:  (860) 409-3213
                                      Facsimile:  (860) 676-8712

HARCH CAPITAL MANAGEMENT INC.


By:__________________
   Name:
   Title:


Notice Address:

621 NW 53rd Street, Suite 620
Boca Raton, Florida 33487
Attention:  John Farrace
Telephone:  (561) 995-4920
Facsimile:  (561) 995-4955

                                        INDOSUEZ CAPITAL FUNDING III,
                                        LIMITED

                                        By: Indosuez Capital Luxembourg as
                                        Collateral Manager


                                        By:___________________________________
                                         Name:
                                         Title:


                                        Notice Address:

                                        Indosuez Capital
                                        1211 Avenue of the Americas, 8/th/ floor
                                        New York, New York 10036
                                        Attention:  Melissa Marano
                                        Telephone:  (212) 278-2231
                                        Facsimile:  (212) 278-2254

ARCHIMEDES FUNDING, L.L.C.



By:  ING Capital Advisors, L.L.C.,
     as Collateral Manager


By:______________________________
 Name:
 Title:


Notice Address:

333 S. Grand Avenue, #4250
Los Angeles, California 90071
Attention:  Mike Hatley
Telephone:  (213) 346-3972
Facsimile:  (213) 346-3995

                                       AERIES FINANCE-II LTD.

                                       By: Invesco Senior Secured Management,
                                       Inc., as Sub-Managing Agent


                                       By:_____________________________________
                                        Name:
                                        Title:


                                       Notice Address:

                                       INVESCO Senior Secured
                                       Management, Inc.
                                       1166 Avenue of the Americas, 27/th/ floor
                                       New York, New York 10036-2789
                                       Attention: Anne McCarthy
                                       Telephone: (212) 278-9850
                                       Facsimile: (212) 278-9619

AVALON CAPITAL LTD.

By: INVESCO Senior Secured
Management, Inc. as Portfolio Advisor


By:__________________________________________
 Name:
 Title:


Notice Address:

INVESCO Senior Secured
Management, Inc.
1166 Avenue of the Americas, 27/th/ floor
New York, New York 10036-2789
Attention: Anne McCarthy
Telephone: (212) 278-9850
Facsimile: (212) 278-9619

                                               KEMPER FLOATING RATE FUND



                                               By:___________________________
                                                Name:
                                                Title:


                                               Notice Address:

                                               Kemper Floating Rate Fund
                                               Scudder Kemper Investments, Inc.
                                               222 South Riverside Plaza
                                               Chicago, Illinois 60606-5808
                                               Attention:  Jonathan Trutter
                                               Telephone:  (312) 537-8343
                                               Facsimile:  (312) 537-4239

KZH ING-2 LLC



By:__________________________________________
 Name:
 Title:


Notice Address:

KZH ING-2 LLC
c/o The Chase Manhattan Bank
450 West 33/rd/ Street - 15/th/ Floor
New York, New York 10001
Attention:  Virginia Conway
Telephone:  (212) 946-7575
Facsimile:  (212) 946-7776

and a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Shan D. McSweeney
Telephone:  (212) 351-3806
Facsimile:  (212) 351-4035

                                           KZH PONDVIEW LLC



                                           By:______________________________
                                             Name:
                                             Title:


                                           Notice Address:

                                           KZH Pondview  LLC
                                           c/o The Chase Manhattan Bank
                                           450 West 33/rd/ Street - 15/th/ Floor
                                           New York, New York 10001
                                           Attention:  Virginia Conway
                                           Telephone:  (212) 946-7575
                                           Facsimile:  (212) 946-7776

                                           and a copy to:

                                           Gibson, Dunn & Crutcher LLP
                                           200 Park Avenue
                                           New York, New York 10166-0193
                                           Attention: Shan D. McSweeney
                                           Telephone: (212) 351-3806
                                           Facsimile: (212) 351-4035

KZH SHOSHONE LLC



By:_________________________________
 Name:
 Title:


Notice Address:

KZH Shoshone LLC
c/o The Chase Manhattan Bank
450 West 33/rd/ Street - 15/th/ Floor
New York, New York 10001
Attention:  Virginia Conway
Telephone:  (212) 946-7575
Facsimile:  (212) 946-7776

and a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Shan D. McSweeney
Telephone:  (212) 351-3806
Facsimile:  (212) 351-4035

                                           KZH-SOLEIL-2 LLC



                                           By:______________________________
                                            Name:
                                            Title:


                                           Notice Address:

                                           KZH Soleil-2 LLC
                                           c/o The Chase Manhattan Bank
                                           450 West 33/rd/ Street, 15/th/ floor
                                           New York, New York 10001
                                           Attention: Virginia Conway
                                           Telephone: (212) 946-7575
                                           Facsimile:  (212) 946-7776

                                           and a copy to:

                                           Gibson, Dunn & Crutcher LLP
                                           200 Park Avenue
                                           New York, New York 10166-0193
                                           Attention: Shan D. McSweeney
                                           Telephone:  (212) 351-3806
                                           Facsimile:  (212) 351-4035

KZH CYPRESSTREE-1 LLC


By:___________________________________
 Name:
 Title:


Notice Address:

c/o The Chase Manhattan Bank
450 West 33/rd/ Street - 15/th/ Floor
New York, New York 10001
Attention:  Virginia Conway
Telephone:  212-946-7575
Facsimile:  212-946-7776

                                           KZH STERLING LLC


                                           By:_______________________________
                                              Name:
                                              Title:


                                           Notice Address:

                                           KZH Sterling LLC
                                           c/o The Chase Manhattan Bank
                                           450 West 33/rd/ Street - 15/th/ Floor
                                           New York, New York 10001
                                           Attention: Virginia Conway
                                           Telephone: (212) 946-7575
                                           Facsimile: (212) 946-7776

                                           and a copy to:

                                           Gibson, Dunn & Crutcher LLP
                                           200 Park Avenue
                                           New York, New York 10166-0193
                                           Attention: Shan D. McSweeney
                                           Telephone: (212) 351-3806
                                           Facsimile: (212) 351-4035

KZH CNC LLC


By:_________________________________
 Name:
 Title:


Notice Address:

c/o The Chase Manhattan Bank
450 West 33/rd/ Street - 15/th/Floor
New York, New York 10001
Attention: Virginia Conway
Telephone: (212) 946-7575
Facsimile: (212) 946-7776

                                           KZH APPALOOSA LLC


                                           By:______________________________
                                            Name:
                                            Title:


                                           Notice Address:

                                           c/o The Chase Manhattan Bank
                                           450 West 33/rd/ Street - 15/th/ Floor
                                           New York, New York 10001
                                           Attention: Virginia Conway
                                           Telephone: (212) 946-7575
                                           Facsimile: (212) 946-7776

KZH IV LLC


By:________________________________
 Name:
 Title:


Notice Address:

c/o The Chase Manhattan Bank
450 West 33/rd/ Street - 15/th/ Floor
New York, New York 10001
Attention: Virginia Conway
Telephone: (212) 946-7575
Facsimile: (212) 946-7776

                                           KZH WATERSIDE LLC


                                           By:_______________________________
                                            Name:
                                            Title:


                                           Notice Address:

                                           c/o The Chase Manhattan Bank
                                           450 West 33/rd/ Street - 15/th/ Floor
                                           New York, New York 10001
                                           Attention: Virginia Conway
                                           Telephone: (212) 946-7575
                                           Facsimile: (212) 946-7776

METROPOLITAN LIFE INSURANCE
COMPANY


By:__________________________________________
 Name:
 Title:


Notice Address:

334 Madison Avenue, P.O. Box 633
Convent Station, NJ 07961
Attention: James Dingler
Telephone: (973) 254-3206
Facsimile: (973) 254-3032

                                             ML CLO XII PILGRIM AMERICA
                                             (CAYMAN) LTD. (as assignee)

                                             By: Pilgrim Investments, Inc.
                                             as its investment manager


                                             By:________________________________
                                              Name:
                                              Title:


                                             Notice Address:

                                             ML CLO XII Pilgrim America
                                                (Cayman) Ltd.
                                             c/o Pilgrim Investments, Inc.
                                             Two Renaissance Square
                                             40 North Central Avenue, Suite 1200
                                             Phoenix, Arizona 85004-4424
                                             Attention: Melonie Clark
                                             Telephone: (602) 417-8228
                                             Facsimile: (602) 336-8321

                                             and a copy to:

                                             Rogers & Wells
                                             607 14/th/ Street NW, 10/th/ floor
                                             Washington, D.C. 20005
                                             Attention: Lisa Tymann
                                             Telephone: (202) 434-0787
                                             Facsimile: (202) 434-0800

MONUMENT CAPITAL LTD.,
AS ASSIGNEE

By: Alliance Capital Management L.P., as
investment manager

By: Alliance Capital management
Corporation, as General Partner


By:____________________________
 Name:
 Title:


Notice Address:

Alliance Capital Management L.P.
1345 Avenue of the Americas, 37/th/ floor
New York, New York 10105


and a copy  to:

Monument Capital Ltd.
c/o Chase Bank of Texas
600 Travis Street, 51/st/ floor
Houston, Texas 77002-8039
Attention: Charles Janz, A/C 23204
Telephone: (713) 216-4821
Facsimile: (713) 216-8299

                                                  MOUNTAIN CLO TRUST



                                                  By:___________________________
                                                   Name:
                                                   Title:


                                                  Notice Address:

                                                  Mountain Capital Advisors
                                                  2 World Trade Center
                                                  79/th/ Floor(LFG)
                                                  New York, New York 10048
                                                  Attention: Mark Hanslin
                                                  Telephone: (212) 898-2073
                                                  Facsimile: (212) 898-2129

NATEXIS BANQUE BFCE


By:__________________________
 Name:
 Title:


By:__________________________
 Name:
 Title:


Notice Address:

645 Fifth Avenue, 20th Floor
New York, New York  10022
Attention: Frank Madden
Telephone: (212) 872-5180
Facsimile: (212) 872-5045

                                          NOMURA BOND & LOAN FUND

                                          By: Nomura Corporate Research & Asset
                                          Management Inc., as Investment Advisor


                                          By:___________________________________
                                                Name:
                                                Title:


                                          Notice Address:

                                          Nomura Corporate Research & Asset
                                          Management Inc., as Investment Advisor
                                          Two World Financial Center, Building B
                                          New York, New York 10281
                                          Attention: Rick Stewart
                                          Telephone: (212) 667-9277
                                          Facsimile: (212) 667-1661

NORTHWOODS CAPITAL, LIMITED

By: Angelo, Gordon & Co., L.P., as Collateral Manager


By:__________________________________________
       Name:
       Title:


Notice Address:

Northwoods Capital, Limited
Chase Bank of Texas, N.A.
Trust Department, 51/st/ floor
600 Travis Street
Texas Commerce Tower
Houston, Texas 77002-8039
Attention: Lori Phillips
Telephone: (713) 216-1555
Facsimile: (713) 216-5581

and a copy to:

Angelo, Gordon & Co., L.P.
Accounting Department
245 Park Avenue, 26/th/ floor
New York, New York 10167
Attention: Kim Lee
Telephone: (212) 692-8278
Facsimile: (212) 867-6448

                                                  OLYMPIC FUNDING TRUST,
                                                  SERIES 1999-1



                                                  By:__________________________
                                                         Name:
                                                         Title:


                                                  Notice Address:

                                                  Banc of America Securities LLC
                                                  100 North Tyron St.
                                                  Charlotte, NC 28255
                                                  Attention: Ashley Hamilton
                                                  Telephone: (704) 387-9951
                                                  Facsimile: (704) 387-0275

OXFORD STRATEGIC INCOME FUND

By: Eaton Vance Management, as
Investment Advisor


By:___________________________
      Name:
      Title:


Notice Address:

Eaton Vance Management
255 State Street, 8/th/ floor
Boston, Massachussetts 02109
Attention: Steve O'Brien
Telephone: (617) 598-8115
Facsimile: (617) 695-9594

and a copy to:

Mayer, Brown & Platt
1675 Broadway
New York, New York 10019
Attention: Andrew Mattei
Telephone: (212) 506-2572
Facsimile: (212) 262-1910

                                       PACIFICA PARTNERS I, L.P.

                                       By: Imperial Credit Asset Management, as
                                       its investment manager



                                       By:_____________________________
                                             Name:
                                             Title:


                                       Notice Address:

                                       Pacifica Partners I, L.P.
                                       c/o Imperial Credit Asset Management
                                       150 South Rodeo Drive, Suite 230
                                       Beverly Hills, California 90212
                                       Attention: Tom Colwell
                                       Telephone: (310) 246-3724
                                       Facsimile: (310) 246-3715

PARIBAS


By: _____________________________________
        Name:
        Title:


By: _____________________________________
        Name:
        Title:


Notice Address:

Banque Paribas
101 California Street, Suite 3150
San Francisco, California 94111
Attention: Robert Pinkerton
Telephone: (415) 398-6811
Facsimile: (415) 398-4240

                                                  PARIBAS CAPITAL FUNDING LLC



                                                  By:_________________________
                                                        Name:
                                                        Title:


                                                  Notice Address:

                                                  Paribas Capital Funding LLC
                                                  787 Seventh Avenue, 32nd floor
                                                  New York, New York 10019
                                                  Attention: Michael Weinberg
                                                  Telephone: (212) 841-2544
                                                  Facsimile: (212) 841-2144

PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD. (as assignee)

By: Pilgrim Investments, Inc.
as its investment manager


By:__________________________________________
       Name:
       Title:


Notice Address:

Pilgrim American High Income
   Investments Ltd.
c/o Pilgrim Investments, Inc.
Two Renaissance Square
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004-4424
Attention: Melonie Clark
Telephone: (602) 417-8228
Facsimile: (602) 336-8321

and a copy to:

Rogers & Wells
607 14/th/ Street NW, 10/th/ floor
Washington, D.C. 20005
Attention: Lisa Tymann
Telephone: (202) 434-0787
Facsimile: (202) 434-0800

                                            PILGRIM PRIME RATE TRUST
                                            By: Pilgrim Investments, Inc. as it
                                            investment manager



                                            By:________________________________
                                                   Name:
                                                   Title:


                                            Notice Address:

                                            Pilgrim Prime Rate Trust
                                            Two Renaissance Square
                                            40 North Central Avenue, Suite 1200
                                            Phoenix, Arizona 85004-4424
                                            Attention: Melonie Clark
                                            Telephone: (602) 417-8228
                                            Facsimile: (602) 336-8321

                                            and a copy to:

                                            Rogers & Wells
                                            607 14/th/ Street NW, 10/th/ floor
                                            Washington, D.C. 20005
                                            Attention: Lisa Tymann
                                            Telephone: (202) 434-0787
                                            Facsimile: (202) 434-0800

PINEHURST TRADING, INC.



By:__________________________________________
      Name:
      Title:


Notice Address:

Transamerica Investment Services
1150 South Olive Street, Suite 2700
Los Angeles, California 90015
Attention: John Casparian
Telephone: (213) 742-3554
Facsimile: (213) 741-7110

                                         PNC BANK, NATIONAL ASSOCIATION



                                         By:_________________________________
                                             Name:
                                             Title:

                                         Notice Address:

                                         PNC BANK N.A.
                                         201 East Fifth Street
                                         P.O. Box 1198
                                         Cincinnati, Ohio 45201-1198
                                         Attention:  Gary A. Northrup
                                         Telephone:  (513) 651-8656
                                         Facsimile:  (513) 651-8951

PPM SPYGLASS FUNDING TRUST
SENIOR DEBT PORTFOLIO



By:_________________________
    Name:
    Title:


By:_________________________
    Name:
    Title:


Notice Address:

Banc of America Securities LLC
100 North Tyron St.
Charlotte, NC 28255
Attention: Kelly Walker
Telephone: (704) 388-8943
Facsimile: (704) 388-0648

                                         SENIOR DEBT PORTFOLIO

                                         By: Boston Management and Research,
                                         as Investment Advisor


                                         By:_________________________
                                             Name:
                                             Title:


                                         Notice Address:

                                         Senior Debt Portfolio
                                         c/o Boston Management and Research
                                         255 State Street, 8/th/ floor
                                         Boston, Massachussetts
                                         Attention: Steve O'Brien
                                         Telephone: (617) 598-8115
                                         Facsimile: (617) 695-9594

                                         with a copy to:

                                         Mayer, Brown & Platt
                                         1675 Broadway
                                         New York, NY 10019
                                         Attention: Andrew Mattei
                                         Telephone: (212) 506-2572
                                         Facsimile: (212) 262-1910

STANFIELD CLO, LTD.



By:______________________
    Name:
    Title:


Notice Address:

Stanfield Capital Partners LLC
330 Madison Ave., 27/th/ floor
New York, New York 10017
Attention:  Leticia Davis
Telephone:  (212) 284-4316
Facsimile:  (212) 284-4315

and a copy to:

State Street Bank & Trust Co.
Corporate Trust Dept.
Two Internatnational Place
Boston, Massachussetts
Attention:  Laura Ronuci
Telephone: (617) 662-1268
Facsimile: (617) 664-5366

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee for General Motors Employees
                                        Global Group Pension Trust


                                         By:_________________________
                                             Name:
                                             Title:


                                         Notice Address:

                                         State Street Bank and Trust Company
                                         Global Investment Manager Services
                                         Division
                                         One Enterprise Drive W6C
                                         North Quincy, Massachusetts 02171
                                         Attention:  Adam Antonik
                                         Portfolio Number 7MC9

                                         and a copy to:

                                         Shenkman Capital Management, Inc.
                                         461 Fifth Avenue, 22rd Floor
                                         New York, New York 10017
                                         Attention:  Niall Rosenzweig
                                         Telephone:  (212) 867-9090
                                         Facsimile:  (212) 867-9106

SUMMIT BANK



By:____________________________
    Name:
    Title:


Notice Address:

Summit Bank
750 Walnut Avenue, 3rd Floor
Cranford, New Jersey 07016
Attention:  Seiji Nakamura
Telephone:  (908) 709-6062
Facsimile:  (908) 709-6433

TCW LEVERAGED INCOME
TRUST II, L.P.


By:  TCW Advisors (Bermuda), Ltd., as General Partner


By:_____________________________
    Name:
    Title:

By: TCW Investment Management Company, as Investment Advisor

By:_____________________________
    Name:
    Title:

Notice Address:

TCW Leveraged Income Trust II, L.P.
c/o Bank of New York Corporate Trust
Asset Backe Finance Unit
100 Church Street-7th floor
New York, New York 10286
Attention: Purisima Teylan
Telephone: (212) 437-6466
Facsimile: (212) 437-6521

and a copy to:

Trust Company of the West
865 South Figueroa Street, Suite 1800
Los Angeles, California 90017
Attention: Sawako Ishibashi
Telephone:  (213) 244-0155
Facsimile:  (213) 244-0485

THE TRAVELERS INSURANCE COMPANY


By:_____________________________
    Name:
    Title:


Notice Address:

The Travelers Insurance Company
One Tower Square
Hartford, Connecticut  06183-2030
Attention:  Teresa M. Torrey
Telephone:  (860) 277-5952
Facsimile:  (860) 954-5243

                                         TRAVELERS CORPORATE
                                         LOAN FUND INC.



                                         By:_________________________________
                                             Name:
                                             Title:


                                         Notice Address:

                                         Travelers Corporate Loan Fund Inc.
                                         One Tower Square
                                         Hartford, Connecticut 06183-2030
                                         Attention: Teresa M. Torrey
                                         Telephone: (860) 277-5952
                                         Facsimile: (860) 954-5243

                                         with a copy to:

                                         Travelers Corporate Loan Fund Inc.
                                         c/o Smith Barney
                                         388 Greenwich Street, 22/nd/ floor
                                         New York, New York 10013

TORONTO DOMINION (NEW YORK), INC.



By:_________________________________
    Name:
    Title:


Notice Address:

Toronto Dominion (New York), Inc.
909 Fannin, Suite 1700
Houston, Texas 77010
Attention: Jorge A. Garcia
Telephone: (713) 653-8242
Facsimile: (713) 652-0914

                                            VAN KAMPEN SENIOR
                                            INCOME TRUST


                                            By:__________________________
                                               Name:
                                               Title:


                                            Notice Address:

                                            Van Kempen
                                            One Parkview Plaza, 5th Floor
                                            Oakbrook Terrace
                                            Illinois 60181
                                            Attention: Brian Buscher
                                            Telephone: (630) 684-6438
                                            Facsimile: (630) 684-6740

VAN KAMPEN CLO I, LIMITED

By: Van Kampen Management, Inc.,
    as Collateral Manager


By:_______________________________
 Name:
 Title:


Notice Address:

One Parkview Plaza, 5th Floor
Oakbrook Terrace
Illinois 60181
Attention: Brian Buscher
Telephone: (630) 684-6438
Facsimile: (630) 684-6740

and a copy to:

Mayer, Capel, Hirschfeld
306 West Church St.
Champaign, Illinois 61820
Attention: John Powers
Facsimile: (217) 352-2065

                                                                        ANNEX A
                                                            TO CREDIT AGREEMENT

                                 PRICING GRID

            RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDA

                               Level 1          Level 2            Level 3           Level 4           Level 5         Level 6
----------------------------------------------------------------------------------------------------------------------------------

                            Greater than     Less than 5.25    Less than 5:00     Less than         Less than        Less than
                            or Equal to      but Greater       but Greater        4.75:1 but        4.25:1 but       4.00:1 but
                            5:25:1           than or Equal     than or Equal      Greater than      Greater than     Greater than
                            ------           to 5:00:1         to 4:75:1          or Equal to       or Equal to      or Equal to
                                             ---------         ---------          4.25:1            4.00:1           3.75:1
                                                                                  ------            ------           ------
Applicable Margin for
Revolving Credit Loans and
Tranche A Term Loans:
--------------------

ABR Loans                   1.50%            1.25%             1.00%              0.75%             0.50%            0.25%

Eurodollar Loans            2.50%            2.25%             2.00%              1.75%             1.50%            1.25%

Applicable Margin for
Tranche B Term Loans:
--------------------

ABR Loans                   2.00%            1.75%             1.50%              1.50%             1.50%            1.50%

Eurodollar Loans            3.00%            2.75%             2.50%              2.50%             2.50%            2.50%

Applicable Margin for
Commitment Fee:             0.50%            0.50%             0.375%             0.375%            0.375%           0.375%
--------------


                                      Level 7         Level 8

                                    Less than
                                    3.75:1
                                    but Greater      Less than
                                    than or          3.25:1
                                    Equal to         ------
                                    3.25:1
                                    ------
Applicable Margin for
Revolving Credit Loans and
Tranche A Term Loans:
--------------------

ABR Loans                           0.00%            0.00%

Eurodollar Loans                    1.125%           1.00%

Applicable Margin for
Tranche B Term Loans:
--------------------

ABR Loans                           1.50%            1.50%

Eurodollar Loans                    2.50%            2.50%

Applicable Margin for
Commitment Fee:                     0.30%             0.30%
--------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                  EXECUTION COPY



                  FIFTH AMENDED AND RESTATED CREDIT AGREEMENT



                         DATED AS OF NOVEMBER 1, 1999

                                     AMONG

                              AURORA FOODS INC.,
                                 AS BORROWER,

                          THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                           THE CHASE MANHATTAN BANK,
                           AS ADMINISTRATIVE AGENT,

                        NATIONAL WESTMINSTER BANK PLC,
                             AS SYNDICATION AGENT


                                      AND


                           UBS AG, STAMFORD BRANCH,
                            AS DOCUMENTATION AGENT



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               AURORA FOODS INC.

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                                                             Page
                                                                                                             ----
DEFINITIONS................................................................................................     2
     1.1     Certain Defined Terms.........................................................................     2
     1.2     Accounting Terms Utilization of GAAP for Purposes of Calculations Under Agreement.............    37
     1.3     Other Definitional Provisions.................................................................    38

AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.................................................................    38
     2.1     Commitments; Loans............................................................................    38
     2.2     Interest on the Loans.........................................................................    45
     2.3     Fees..........................................................................................    49
     2.4     Repayments, Prepayments and Reductions in Revolving Loan Commitments; General
             Provisions Regarding Payments; Application of Proceeds of Collateral and Payments
             under Guaranties..............................................................................    49
     2.5     Use of Proceeds...............................................................................    59
     2.6     Special Provisions Governing Eurodollar Rate Loans............................................    60
     2.7     Increased Costs; Taxes; Capital Adequacy......................................................    62
     2.8     Obligation of Lenders and Issuing Lenders to Mitigate.........................................    66

LETTERS OF CREDIT..........................................................................................    67
     3.1     Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.................    67
     3.2     Letter of Credit Fees.........................................................................    69
     3.3     Drawings and Payments and Reimbursement of Amounts Paid Under Letters of Credit...............    70
     3.4     Obligations Absolute..........................................................................    72
     3.5     Indemnification; Nature of Issuing Lender's Duties............................................    73
     3.6     Increased Costs and Taxes Relating to Letters of Credit.......................................    74

 CONDITIONS TO LOANS AND LETTERS OF CREDIT.................................................................    75
     4.1     Conditions to Additional Tranche B Term Loans.................................................    75
     4.2     Conditions to All Loans.......................................................................    79
     4.3     Conditions to Letters of Credit...............................................................    81

REPRESENTATIONS AND WARRANTIES.............................................................................    81
     5.1     Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.................    81
     5.2     Authorization of Borrowing, etc...............................................................    82
     5.3     Financial Condition...........................................................................    83
     5.4     No Material Adverse Change; No Restricted Junior Payments.....................................    84
     5.5     Title to Properties; Liens; Intellectual Property.............................................    84
     5.6     Litigation:  Adverse Facts....................................................................    86

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

     5.7     Payment of Taxes.............................................................................   86
     5.8     Performance of Agreements; Materially Adverse Agreements; Material Contracts.................   87
     5.9     Governmental Regulation......................................................................   87
     5.10    Securities Activities........................................................................   87
     5.11    Employee Benefit Plans.......................................................................   87
     5.12    Certain Fees.................................................................................   88
     5.13    Environmental Protection.....................................................................   88
     5.14    Employee Matters.............................................................................   89
     5.15    Solvency.....................................................................................   89
     5.16    Matters Relating to Collateral...............................................................   90
     5.17    Related Agreements...........................................................................   90
     5.18    Disclosure...................................................................................   91
     5.19    Subordination of Seller Notes................................................................   91
     5.20    Year 2000 Matters............................................................................   91

AFFIRMATIVE COVENANTS.....................................................................................   92
     6.1     Financial Statements and Other Reports.......................................................   92
     6.2     Corporate Existence, etc.....................................................................   96
     6.3     Payment of Taxes and Claims; Tax Consolidation...............................................   97
     6.4     Maintenance of Properties; Insurance.........................................................   97
     6.5     Inspection; Lender Meeting...................................................................   97
     6.6     Compliance with Laws, etc....................................................................   98
     6.7     Environmental Disclosure and Inspection......................................................   98
     6.8     Company's Remedial Action Regarding Hazardous Materials......................................   99
     6.9     Execution of Subsidiary Guaranty and Subsidiary Security Agreements by
             Subsidiaries and Future Subsidiaries.........................................................  100
     6.10    Conforming Leasehold Interests; Matters Relating to Additional Real Property
             Collateral...................................................................................  100
     6.11    Interest Rate Protection.....................................................................  103
     6.12    Further Assurances...........................................................................  103

NEGATIVE COVENANTS........................................................................................  103
     7.1     Indebtedness.................................................................................  104
     7.2     Liens and Related Matters....................................................................  105
     7.3     Investments; Joint Ventures..................................................................  106
     7.4     Contingent Obligations.......................................................................  107
     7.5     Restricted Junior Payments...................................................................  108
     7.6     Financial Covenants..........................................................................  109
     7.7     Restriction on Fundamental Changes; Asset Sales..............................................  112
     7.8     Sales and Lease-Backs........................................................................  113
     7.9     Transactions with Shareholders and Affiliates................................................  114
     7.10    Disposal of Subsidiary Stock.................................................................  114
     7.11    Conduct of Business..........................................................................  115
     7.12    Amendments or Waivers of Certain Related Agreements; Amendments of Documents
             Relating to Subordinated Indebtedness; Designation of "Designated Senior
             Indebtedness"; Preferred Stock...............................................................  115

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

    7.13     Fiscal Year.................................................................................   116

EVENTS OF DEFAULT........................................................................................   116
     8.1     Failure to Make Payments When Due...........................................................   116
     8.2     Default in Other Agreements.................................................................   116
     8.3     Breach of Certain Covenants.................................................................   117
     8.4     Breach of Warranty..........................................................................   117
     8.5     Other Defaults Under Loan Documents.........................................................   117
     8.6     Involuntary Bankruptcy; Appointment of Receiver, etc........................................   117
     8.7     Voluntary Bankruptcy; Appointment of Receiver, etc..........................................   117
     8.8     Judgments and Attachments...................................................................   118
     8.9     Dissolution.................................................................................   118
     8.10    Employee Benefit Plans......................................................................   118
     8.11    Change in Control...........................................................................   118
     8.12    Invalidity of Guaranties....................................................................   118
     8.13    Failure of Security.........................................................................   119
     8.14    Termination or Breach of Certain Transition Agreements......................................   119
     8.15    Default Under Subordination Provisions......................................................   119
     8.16    Failure to Deliver Financial Information....................................................   119

AGENTS...................................................................................................   120
     9.1     Appointment.................................................................................   120
     9.2     Powers; General Immunity....................................................................   122
     9.3     Representations and Warranties; No Responsibility For Appraisal of
             Creditworthiness............................................................................   123
     9.4     Right to Indemnity..........................................................................   123
     9.5     Successor Agents and Swing Line Lender......................................................   124
     9.6     Collateral Documents........................................................................   124

MISCELLANEOUS............................................................................................   125
     10.1    Assignments and Participations in Loans, Letters of Credit..................................   125
     10.2    Expenses....................................................................................   128
     10.3    Indemnity...................................................................................   128
     10.4    Set-Off; Security Interest in Deposit Accounts..............................................   129
     10.5    Ratable Sharing.............................................................................   129
     10.6    Amendments and Waivers......................................................................   130
     10.7    Independence of Covenants...................................................................   132
     10.8    Notices.....................................................................................   132
     10.9    Survival of Representations, Warranties and Agreements......................................   133
     10.10   Failure or Indulgence Not Waiver; Remedies Cumulative.......................................   133
     10.11   Marshalling; Payments Set Aside.............................................................   133
     10.12   Severability................................................................................   133
     10.13   Obligations Several; Independent Nature of Lenders' Rights..................................   134
     10.14   Headings....................................................................................   134
     10.15   Applicable Law..............................................................................   134
     10.16   Successors and Assigns......................................................................   134
     10.17   Consent to Jurisdiction and Service of Process..............................................   134

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

     10.18   Waiver of Jury Trial........................................................................   135
     10.19   Confidentiality.............................................................................   136
     10.20   Counterparts; Effectiveness.................................................................   136

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

                                                              ANNEXES


Annex A    Pricing Grid



                                   EXHIBITS


I      FORM OF NOTICE OF BORROWING
II     FORM OF NOTICE OF CONVERSION/CONTINUATION
III    FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV     FORM OF TRANCHE A TERM NOTE
V      FORM OF TRANCHE B TERM NOTE
VI     [RESERVED]
VII    FORM OF REVOLVING NOTE
VIII   FORM OF SWING LINE NOTE
IX     FORM OF SUBSIDIARY GUARANTY
X      FORM OF PLEDGE AGREEMENT
XI     FORM OF SECURITY AGREEMENT
XII    FORM OF LENDER=S BAGELS PATENT AND TRADEMARK SECURITY AGREEMENT
XIII   FORM OF COMPLIANCE CERTIFICATE
XIV    FORM OF OPINION OF COUNSEL TO LOAN PARTIES
XV     FORM OF OPINION OF SIMPSON THACHER & BARTLETT
XVI    FORM OF OPINION OF LOCAL COUNSEL
XVII   FORM OF ASSIGNMENT AGREEMENT
XVIII  FORM OF PERMITTED SELLER NOTE
XIX    FORM OF CERTIFICATE RE NON-BANK STATUS
XX     FORM OF COLLATERAL ACCOUNT AGREEMENT
XXI    FORM OF COLLATERAL ACCESS AGREEMENT
XXII   FORM OF MORTGAGE

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

                                   SCHEDULES


2.1  LENDERS' COMMITMENTS AND PRO RATA SHARES; LENDING OFFICES
4.1F REAL PROPERTY
5.1  SUBSIDIARIES
5.3 MATERIAL SALES, TRANSFERS OR DISPOSITIONS; MATERIAL LIABILITIES; MATERIAL PURCHASES OR ACQUISITIONS
5.5B OTHER NECESSARY INTELLECTUAL PROPERTY RIGHTS; MATERIAL CONTRACTS
5.5C OTHER NECESSARY INTELLECTUAL PROPERTY RIGHTS; MATERIAL CONTRACTS (LOG
     CABIN)
5.5D OTHER NECESSARY INTELLECTUAL PROPERTY RIGHTS; MATERIAL CONTRACTS (DUNCAN
     HINES)
5.5E OTHER NECESSARY INTELLECTUAL PROPERTY RIGHTS; MATERIAL CONTRACTS (VAN DE
     KAMP'S)
5.5F OTHER NECESSARY INTELLECTUAL PROPERTY RIGHTS; MATERIAL CONTRACTS (SEA
     COAST)
5.5G OTHER NECESSARY INTELLECTUAL PROPERTY RIGHTS; MATERIAL CONTRACTS (LENDER'S
     BAGELS)
5.8  MATERIAL CONTRACTS
7.6E STIPULATED CONSOLIDATED EBITDA AND CONSOLIDATED CAPITAL EXPENDITURES

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